EXHIBIT 2.1
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                                                                  EXECUTION COPY


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                      RECAPITALIZATION AND MERGER AGREEMENT


                                  by and among

                           WYNDHAM INTERNATIONAL, INC.

                              WI MERGER SUB, INC.,

                        APOLLO INVESTMENT FUND IV, L.P.,

                  APOLLO REAL ESTATE INVESTMENT FUND IV, L.P.,

                                AIF/THL PAH LLC,

    BCP VOTING INC., AS TRUSTEE FOR THE BEACON CAPITAL PARTNERS VOTING TRUST,

                       THOMAS H. LEE EQUITY FUND IV, L.P.,

                       THOMAS H. LEE FOREIGN FUND IV, L.P.

                                       and

                      THOMAS H. LEE FOREIGN FUND IV-B, L.P.

                           Dated as of April 14, 2005


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

                                TABLE OF CONTENTS



                         ARTICLE I THE RECAPITALIZATION

1.1      Plan of Merger........................................................2
1.2      The Closing...........................................................5

                 ARTICLE II REPRESENTATIONS AND WARRANTIES OF WYNDHAM

2.1      Corporate Power and Authority.........................................5
2.2      Capitalization........................................................6
2.3      No Conflicts; Consents and Approvals..................................6
2.4      Brokers...............................................................7
2.5      Opinion of Financial Advisor..........................................7
2.6      Board Approvals.......................................................7
2.7      Takeover Statutes; Shareholder Rights Plan............................8
2.8      Certain Affiliate Matters.............................................8

               ARTICLE III REPRESENTATIONS AND WARRANTIES OF NEWCO

3.1      Corporate Power and Authority.........................................8
3.2      Capitalization........................................................9
3.3      No Conflicts..........................................................9

           ARTICLE IV REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

4.1      Power and Authority...................................................9
4.2      No Conflicts; Consents and Approvals.................................10
4.3      Title to Shares......................................................10
4.4      Brokers..............................................................10

                               ARTICLE V COVENANTS

5.1      Stockholders' Meetings...............................................10
5.2      Series B Drag-Along..................................................11
5.3      Registration Statement; Proxy Materials..............................11
5.4      Voting; Transfer.....................................................12
5.5      Limitation on Certain Share Issuances and Repurchases................12
5.6      Listing of Shares of New Common Stock................................13
5.7      Post-Recapitalization Governance.....................................13
5.8      Termination of Existing Standstill Agreements........................15
5.9      Registration Rights..................................................16
5.10     Shareholder Rights Plan..............................................16
5.11     D&O Insurance; Indemnification.......................................16
5.12     Further Assurances...................................................17
5.13     Certain Affiliate Matters............................................17

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                         ARTICLE VI CONDITIONS PRECEDENT

6.1      Conditions to Each Party's Obligation................................17
6.2      Conditions to the Wyndham's Obligation...............................18
6.3      Conditions to the Investors' Obligation..............................18

                             ARTICLE VII TERMINATION

7.1      Bases for Termination................................................19
7.2      Notice of Termination................................................20
7.3      Effect of Termination................................................20

                           ARTICLE VIII MISCELLANEOUS

8.1      Counterparts.........................................................20
8.2      Entire Agreement.....................................................20
8.3      Third Party Beneficiaries............................................20
8.4      Governing Law; Jurisdiction..........................................20
8.5      Specific Performance.................................................21
8.6      Amendment............................................................21
8.7      Notices..............................................................21
8.8      Assignment...........................................................23
8.9      Fees and Expenses....................................................23
8.10     No Public Announcement...............................................23
8.11     Special Committee....................................................23



EXHIBITS:
Exhibit A       Form of Restated Certificate of Incorporation
Exhibit B       Form of Amended and Restated Bylaws
Exhibit C       Form of Affiliate Agreement


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                             INDEX OF DEFINED TERMS


AFFILIATE AGREEMENTS...........................................................8
AGREEMENT......................................................................1
AIF/THL........................................................................1
AMEX...........................................................................2
APOLLO.........................................................................1
APOLLO REAL ESTATE.............................................................1
BAY MEADOWS ACTIONS............................................................4
BEACON.........................................................................1
BEACON APPROVAL................................................................9
CERTIFICATE OF MERGER..........................................................2
CLASS A COMMON STOCK...........................................................1
CLASS B COMMON STOCK...........................................................1
CLOSING........................................................................5
CLOSING DATE...................................................................5
CONTROLLED AFFILIATES.........................................................13
COVERED PARTIES...............................................................16
D&O INSURANCE.................................................................16
DGCL...........................................................................2
DISSENTING SHARES..............................................................5
EXCHANGE ACT...................................................................8
EXCHANGE RATIO.................................................................3
EXISTING CERTIFICATES..........................................................4
HSR ACT........................................................................7
INDEPENDENT DIRECTORS.........................................................13
INSURED PARTIES...............................................................16
INVESTOR GROUP................................................................14
MERGER.........................................................................1
MERGER APPROVAL................................................................7
MERGER EFFECTIVE TIME..........................................................2
NEW COMMON STOCK...............................................................1
NEWCO..........................................................................1
NEWCO COMMON STOCK.............................................................3
OP UNITS.......................................................................4
PREFERRED STOCK................................................................6
PUBLIC STOCKHOLDERS...........................................................13
RECAPITALIZATION...............................................................1
REQUISITE STOCKHOLDER APPROVALS................................................7
RESIGNING DIRECTORS............................................................8
SEC............................................................................7
SECURITIES PURCHASE AGREEMENT..................................................8
SERIES A PREFERRED STOCK.......................................................1
SERIES B APPROVAL..............................................................7
SERIES B MEETING..............................................................11
SERIES B PREFERRED STOCK.......................................................1
SHARES.........................................................................1


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SPECIAL COMMITTEE..............................................................1
STOCKHOLDERS' MEETING.........................................................11
SURVIVING CORPORATION..........................................................2
TAG-ALONG SALE................................................................14
THL FOREIGN....................................................................1
THL FOREIGN B..................................................................1
THL IV.........................................................................1
TOTAL PRO FORMA OUTSTANDING SHARES.............................................4
WYNDHAM........................................................................1



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                      RECAPITALIZATION AND MERGER AGREEMENT

         This RECAPITALIZATION AND MERGER AGREEMENT (this "AGREEMENT") is made and entered into as of this 14th day of April, 2005, by and among Wyndham International, Inc., a Delaware corporation ("Wyndham"), WI Merger Sub, Inc., a Delaware corporation and wholly-owned subsidiary of Wyndham ("Newco"), Apollo Investment Fund IV, L.P., ("APOLLO"), Apollo Real Estate Investment Fund IV, L.P. ("APOLLO REAL ESTATE"), AIF/THL PAH LLC ("AIF/THL"), BCP Voting, Inc., a Delaware corporation, as trustee for the Beacon Capital Partners Voting Trust ("BEACON"), Thomas H. Lee Equity Fund IV, L.P. ("THL IV"), Thomas H. Lee Foreign Fund IV, L.P. ("THL FOREIGN") and Thomas H. Lee Foreign Fund IV-B., L.P. ("THL FOREIGN B"). Each of Apollo, Apollo Real Estate, AIF/THL, Beacon, THL IV, THL Foreign and THL Foreign B is herein referred to as an "Investor," and, collectively, they are referred to as the "Investors."

         WHEREAS, pursuant to this Agreement, Wyndham, Newco and the Investors have agreed to effect a transaction pursuant to which, as provided herein, all shares of Class A and Class B common stock and Series A and Series B preferred stock of Wyndham (collectively, the "SHARES") will be recapitalized (the "RECAPITALIZATION") into one class of common stock by means of a merger of Newco with and into Wyndham, with Wyndham as the surviving corporation in such merger (the "MERGER");

         WHEREAS, pursuant to the Merger, (i) the certificate of incorporation and bylaws of Wyndham will be amended to read in the forms attached as Exhibits A and B hereto, respectively, to eliminate certain governance provisions and to create a new class of common stock, par value $0.01 per share, of Wyndham ("NEW COMMON STOCK") that will replace all existing classes of stock of Wyndham; (ii) each share of Class A Common Stock, par value $0.01 per share ("CLASS A COMMON STOCK"), and Class B Common Stock, par value $0.01 per share ("CLASS B COMMON STOCK"), of Wyndham that is issued and outstanding immediately prior to the Merger Effective Time shall be converted into one share of New Common Stock; and
(iii) each share of Series A Preferred Stock, par value $0.01 per share ("SERIES A PREFERRED Stock"), and Series B Preferred Stock, par value $0.01 per share, of Wyndham ("SERIES B PREFERRED Stock"), that is issued and outstanding immediately prior to the Merger Effective Time shall be converted into the number of shares of New Common Stock equal to the Exchange Ratio; and

         WHEREAS, the Boards of Directors of Newco and, based in part on the recommendation of the Special Committee of the Board of Directors of Wyndham comprised of directors unaffiliated with the Investors (the "SPECIAL COMMITTEE"), Wyndham have determined that the Merger is advisable and in the best interests of their respective stockholders.

         NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth in this Agreement, the parties hereto agree as follows:

                                    ARTICLE I
                              THE RECAPITALIZATION

         1.1      PLAN OF MERGER.

         (a) THE MERGER. At the Merger Effective Time and subject to and upon the terms and conditions of this Agreement and the General Corporation Law of the State of Delaware (the "DGCL"), Newco shall be merged with and into Wyndham, the separate existence of Newco shall cease and Wyndham shall continue as the surviving corporation. Wyndham as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

         (b) MERGER EFFECTIVE TIME. On the Closing Date and subject to the satisfaction or waiver of the conditions set forth in Article VI, Wyndham shall cause the Merger to be consummated by filing a Certificate of Merger (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware, in such form as required by, and executed in accordance with, the relevant provisions of the DGCL in form and substance reasonably acceptable to the Investors (the time of such filing, or such later effective time as may be agreed to by the parties hereto and set forth in the Certificate of Merger the "MERGER EFFECTIVE TIME").

         (c) EFFECT OF MERGER. From and after the Merger Effective Time, the effect of the Merger shall be as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, and subject thereto, from and after the Merger Effective Time, all the property, rights, privileges, powers and franchises of Newco and Wyndham shall vest in the Surviving Corporation, and all debts, liabilities and duties of Newco and Wyndham shall become the debts, liabilities and duties of the Surviving Corporation.

         (d) RESTATED CERTIFICATE OF INCORPORATION; BYLAWS. At the Merger Effective Time, the Restated Certificate of Incorporation of Wyndham shall be amended to read in its entirety as set forth in Exhibit A hereto, and shall, from and after the Merger Effective Time, unless and until further amended, be the Restated Certificate of Incorporation of the Surviving Corporation. At the Merger Effective Time, the Amended and Restated Bylaws of Wyndham shall be amended and restated to read in their entirety as set forth in Exhibit B hereto, and shall, from and after the Merger Effective Time, unless and until further amended, be the Amended and Restated Bylaws of the Surviving Corporation.

         (e) DIRECTORS AND OFFICERS. The directors of the Surviving Corporation shall be designated in writing by the Investors prior to the Merger Effective Time, and Wyndham shall take all necessary action to cause such designees to be appointed to the Board of Directors of the Surviving Corporation effective at the Merger Effective Time in accordance with the relevant provisions of the DGCL and Wyndham's then effective Restated Certificate of Incorporation and Amended and Restated Bylaws, PROVIDED, that (i) any such designation shall result in there being at least two directors who are "independent" within the meaning of the rules of the American Stock Exchange ("AMEX") and (ii) the composition of the Surviving Corporation's Board of Directors shall be in


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accordance in all respects with the rules of the Amex and any applicable law.
The officers of Wyndham shall be the officers of the Surviving Corporation from and after the Merger Effective Time, each to hold office until their respective successors are duly elected or appointed or until such officers' earlier death, resignation or removal.

         (f) CONVERSION OF SECURITIES. At the Merger Effective Time, by virtue of the Merger and without any action on the part of Wyndham, Newco or the holders of any of their securities or interests:

                  (i) Each share of Series A Preferred Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into the number of shares of New Common Stock equal to the Exchange Ratio;

                  (ii) Each share of Series B Preferred Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into the number of shares of New Common Stock equal to the Exchange Ratio;

                  (iii) Each share of Class A Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into one share of New Common Stock;

                  (iv) Each share of Class B Common Stock issued and outstanding immediately prior to the Merger Effective Time shall be converted into one share of New Common Stock;

                  (v) Each Share held in the treasury of Wyndham immediately prior to the Merger Effective Time shall be cancelled without any conversion or consideration paid in respect thereof, and shall cease to exist;

                  (vi) Each option or right to purchase shares any shares of Class A Common Stock of Wyndham that is outstanding immediately prior to the Merger Effective Time, whether or not then exercisable, shall be converted into an option or right to purchase an equal number of shares of New Common Stock, and all other terms of such option or right shall remain the same as immediately prior to the Merger Effective Time. Each share of restricted Class A Common Stock of Wyndham that is outstanding immediately prior to the Merger Effective Time shall be converted into a share of restricted New Common Stock, and all other terms (including vesting) of such restricted stock shall remain the same as immediately prior to the Merger Effective Time;

                  (vii) Each share of common stock, par value $0.01 per share, of Newco ("NEWCO COMMON STOCK") shall be cancelled without any conversion or consideration paid in respect thereof, and shall cease to exist;

                  (viii) The "EXCHANGE RATIO" shall be equal to a fraction (expressed as a decimal and rounded down to the nearest whole share after aggregating all fractional shares that otherwise would be received by a holder) the numerator of which is 85% of the Total Pro Forma Outstanding Shares outstanding immediately prior to the Merger Effective Time and the denominator of which is the sum of (A) the number of shares of


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Series A Preferred Stock outstanding immediately prior to the Merger Effective
Time and (B) the number of shares of Series B Preferred Stock outstanding immediately prior to the Merger Effective Time. Not later than one business day prior to the Closing Date, Wyndham shall provide the Investors with a true and correct written calculation of the Exchange Ratio;

                  (ix) The "TOTAL PRO FORMA OUTSTANDING SHARES" shall be equal to the sum of:

                           (A)      the total number of shares of Class A Common
Stock and Class B Common Stock outstanding immediately prior to the Merger Effective Time, including any shares of Class A Common Stock issuable upon redemption of the partnership units in Patriot American Hospitality Partnership, L.P. or Wyndham International Operating Partnership, L.P. (collectively, the "OP UNITS"), but excluding shares that were subject to unexercised options or rights that were outstanding as of April 5, 2005 and excluding shares of restricted stock that were subject to vesting restrictions as of April 5, 2005;

                          (B)       to the extent not included in clause (A)
above, 11,000,000 shares of Class A Common Stock or New Common Stock that may be issued pursuant to the settlement of the actions entitled Johnson v. Patriot American Hospitality, Inc., et al., Case No. C-99-2153, Ansell v. Patriot American Hospitality, Inc., et al., Case No. C-99-2239, Sola, et al. v. Patriot American Hospitality, Inc., et al., Case No. C-99-2770, Gunderson, et al. v. Patriot America Hospitality, Inc., et al., Case No. C-99-3040, Susnow v. Patriot American Hospitality, Inc., et al., and any other actions with substantially similar allegations (collectively, the "BAY MEADOWS ACTIONS"); and

                          (C)       all shares of New Common Stock issuable upon
conversion of the Series A Preferred Stock and the Series B Preferred Stock pursuant to the Merger; and

                  (x) All accrued and unpaid dividends on the Series A Preferred Stock and Series B Preferred Stock shall, as of the Merger Effective Time, be cancelled without any consideration being payable in respect thereof.

         (g) SURRENDER OF SHARES; STOCK TRANSFER BOOKS. From and after the Merger Effective Time, upon surrender by any holder to Wyndham's transfer agent of any certificates formerly representing Shares, certificates representing the number of shares of New Common Stock that such holder shall be entitled to receive pursuant to Section 1.2(f) shall be issued to such holder. From and after the Merger Effective Time, until such time as the certificates formerly representing the Shares (the "EXISTING CERTIFICATES") are surrendered in exchange for new certificates representing the shares of New Common Stock, the Existing Certificates held by any holder shall be deemed to represent the shares of New Common Stock that such holder was entitled to receive pursuant to Section 1.2(f) and the holder thereof shall have all of the rights (including voting and dividend rights) to which such shares of New Common Stock are entitled.


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         (h)      CONVERSION PRICE. For purposes of the proposed settlement of the Bay Meadows Actions, the parties agree and acknowledge that the price per share of New Common Stock to be received by the holders of the Series B Preferred Stock in the Merger pursuant to Section 1.1 will equal the liquidation preference of a share of Series B Preferred Stock at the Merger Effective Time divided by the Exchange Ratio.

         (i) DISSENTING SHARES. Notwithstanding anything in this Agreement to the contrary, any Shares that are (i) outstanding immediately prior to the Merger Effective Time, (ii) held by a holder who has not voted in favor of the adoption of the Merger and this Agreement or consented thereto in writing and who has complied with Section 262 of the DGCL and (iii) entitled to appraisal rights under Section 262 of the DGCL ("DISSENTING SHARES") shall not be converted into shares of New Common Stock in accordance with Section 1.1(f) unless such holder fails to perfect or properly withdraws or otherwise loses such holder's right to appraisal. A holder of Dissenting Shares shall be entitled to receive payment of the appraised value of such shares held by such holder in accordance with Section 262 of the DGCL, unless, after the Merger Effective Time, such holder fails to perfect or properly withdraws or loses such holder's right to appraisal, in which case such Shares shall be converted into and represent only shares of New Common Stock in accordance with Section 1.1(f). Wyndham shall give the Investors (i) prompt notice of any written demands for appraisal of any Shares, attempted withdrawals of such demands and any other instruments served pursuant to the DGCL and received by Wyndham relating to rights of appraisal and (ii) the opportunity to participate in the conduct of all negotiations and proceedings with respect to demands for appraisal under the DGCL. Except with the prior written consent of the Investors holding, as of the date hereof, at least two thirds of the outstanding shares of Series B Preferred Stock held by the Investors collectively, Wyndham shall not voluntarily make any payment with respect to any demands for appraisal or settle or offer to settle any such demands for appraisal.

         1.2 THE CLOSING. Subject to the fulfillment or waiver of the conditions set forth in Article VI, the closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York, commencing at 10:00 a.m. local time on the earliest practicable date (but no later than the second business day) following satisfaction or waiver of the conditions set forth in Article VI or (b) at such other place and/or time and/or on such other date as Wyndham and the Investors may agree. The date on which the Closing occurs shall be the "CLOSING DATE." The Closing will consist of the filing with the Secretary of State of the State of Delaware of the Certificate of Merger.

                                   ARTICLE II
                    REPRESENTATIONS AND WARRANTIES OF WYNDHAM

         Wyndham hereby represents and warrants to each Investor as follows:

         2.1 CORPORATE POWER AND AUTHORITY. Wyndham is duly organized, validly existing and in good standing under the laws of the State of Delaware. Wyndham has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by


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this Agreement. The execution, delivery and performance of this Agreement by
Wyndham have been duly authorized by all necessary corporate action on the part of Wyndham, subject to receipt of the Requisite Stockholder Approvals. This Agreement has been duly executed and delivered by Wyndham and, assuming due authorization, execution and delivery by each other party hereto, constitutes the legal, valid and binding obligation of Wyndham enforceable against Wyndham in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         2.2 CAPITALIZATION. Prior to giving effect to the Merger, Wyndham's authorized capital stock consists solely of 750,000,000 shares of Class A Common Stock, 750,000,000 shares of Class B Common Stock, and 150,000,000 shares of preferred stock, par value $.0l per share ("PREFERRED STOCK"). As of April 13, 2005, 172,838,624 shares of Class A Common Stock are issued and outstanding (excluding for purposes of this sentence any shares of restricted stock that are subject to vesting restrictions), no shares of Class B Common Stock are issued and outstanding and 16,181,122 shares of Preferred Stock are outstanding, of which 74,165 shares are designated Series A Preferred Stock and 16,106,957 shares are designated Series B Preferred Stock. As of April 13, 2005, (i) 4,924,194 shares of restricted stock subject to vesting restrictions are outstanding, (ii) 778,403 shares of restricted stock have vested since April 5, 2005, (iii) options to purchase 8,346,627 shares of Class A Common Stock are outstanding, (iv) no options to purchase shares of Class A Common Stock have been exercised since April 5, 2005 and (v) there are 319,854 OP Units outstanding and 319,854 shares of Class A Common Stock are issuable upon redemption of the OP Units. As of March 31, 2005, each share of Series A Preferred Stock Preferred Stock and Series B Preferred Stock, on a per share basis averaged for all such shares, (i) had a Liquidation Preference (as such term is defined in the certificate of designation of such Preferred Stock) equal to $106.775 and (ii) was convertible into 12.43016 shares of Class A Common Stock or Class B Common Stock, as applicable. Except as set forth above, as of the date hereof, there are no shares of capital stock or securities convertible into or exchangeable for shares of capital stock of Wyndham. Upon consummation of the Recapitalization, each of the shares of New Common Stock issued in the Merger will be duly authorized, validly issued and fully paid and nonassessable and will not have been issued in violation of any preemptive or similar rights.

         2.3      NO CONFLICTS; CONSENTS AND APPROVALS.

         (a) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default under, Wyndham's Restated Certificate of Incorporation, or Amended and Restated Bylaws; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Wyndham


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under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Wyndham is a party; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Wyndham; or (iv) other than the Requisite Stockholder Approvals, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, required filings with the Securities and Exchange Commission (the "SEC") or pursuant to state securities or "blue sky" laws, the approval by the Amex of the shares of New Common Stock for listing upon notice of issuance and required filings under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT"), require any action or consent or approval of, or review by, or registration or filing by Wyndham with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority, except, in the case of clause (ii), (iii) or (iv), as would not have a material adverse effect on Wyndham and its subsidiaries taken as a whole or the ability of Wyndham to perform its obligations hereunder and consummate the transactions contemplated hereby.

         (b) The approvals required by Wyndham stockholders in connection with this Agreement and the transactions contemplated hereby (collectively, the "REQUISITE STOCKHOLDER APPROVALS") are (i) the adoption of this Agreement and the approval of the Merger by the holders of a majority in voting power of the issued and outstanding shares of Class A Common Stock, Class B Common Stock and Series B Preferred Stock (voting on an as-converted basis) entitled to vote thereon, voting together as a single class (the "MERGER APPROVAL"), and (ii) the adoption of this Agreement and the approval of the Merger by the holders of at least two thirds of the issued and outstanding shares of Series B Preferred Stock entitled to vote thereon (the "SERIES B APPROVAL"). No other vote of the holders of any class or series of capital stock of Wyndham is required to approve or authorize this Agreement or the consummation of the transactions contemplated hereby.

         2.4 BROKERS. Except for Morgan Stanley, the fees and expenses of which have been fully disclosed to the Investors, no agent, broker, finder, investment banker, financial advisor or other person will be entitled to any broker's, finder's or similar fee or commission from Wyndham or any affiliate thereof in connection with any of the transactions contemplated by this Agreement based on arrangements made by Wyndham or any of its affiliates (other than the Investors) or any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of Wyndham or any such affiliate.

         2.5 OPINION OF FINANCIAL ADVISOR. The Board of Directors of Wyndham has received the written opinion of Morgan Stanley, dated as of the date hereof, to the effect that, as of such date and subject to the qualifications and limitations contained therein, the consideration to be received by the holders of the Class A Common Stock in connection with the Recapitalization was fair, from a financial point of view, to the holders of such Shares. Wyndham has provided a true and complete copy of such written opinion to the Investors.

         2.6      BOARD APPROVALS.


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

         (a) The Board of Directors of Wyndham has: (i) determined that this Agreement, the Merger and the other transactions contemplated by this Agreement are advisable, fair to and in the best interests of the holders of the Class A Common Stock and Series A Preferred Stock, (ii) approved this Agreement, the Merger and the other transactions contemplated hereby and (iii) approved the termination of the provisions of the Securities Purchase Agreement, dated as of February 18, 1999 (the "SECURITIES PURCHASE AGREEMENT"), described in Section 5.8.

         (b) On or prior to the date hereof, Wyndham has taken all such steps as may be required to cause the transactions contemplated by this Agreement, including any dispositions of Shares and acquisitions of New Common Stock by each individual that is or will be subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), with respect to Wyndham, to be exempt under Rule 16b-3 promulgated under the Exchange Act.

         2.7 TAKEOVER STATUTES; SHAREHOLDER RIGHTS PLAN. On or prior to the date hereof, the Board of Directors of Wyndham has taken the necessary action
(i) to make inapplicable the restrictions on "business combinations" pursuant to
Section 203 of the DGCL, any other applicable antitakeover or similar statute or regulation to this Agreement and the transactions contemplated hereby and (ii) to terminate the Shareholder Rights Plan, dated as of June 29, 1999, effective immediately prior to the Merger Effective Time, without the payment of any amounts to the holders of any Shares.

         2.8 CERTAIN AFFILIATE MATTERS. At or prior to the execution hereof, Wyndham has delivered to the Investors, to the extent in Wyndham's possession on the date hereof, (i) the resignations of all Class A Directors and Class C Directors of Wyndham other than Fred J. Kleisner (the "RESIGNING DIRECTORS"), in each case effective immediately prior to the Merger Effective Time,and (ii) a letter agreement in substantially the form of EXHIBIT C hereto from each of the Resigning Directors (the "AFFILIATE AGREEMENTS").

                                   ARTICLE III
                     REPRESENTATIONS AND WARRANTIES OF NEWCO

         Newco hereby represents and warrants to each Investor and to Wyndham as follows:

         3.1 CORPORATE POWER AND AUTHORITY. Newco is duly organized, validly existing and in good standing under the laws of the State of Delaware. Newco has all requisite corporate power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement. The execution, delivery and performance of this Agreement by Newco have been duly authorized by all necessary corporate action on the part of Newco, subject to receipt of the approval of the holders of a majority of the issued and outstanding shares of Newco Common Stock. This Agreement has been duly executed and delivered by Newco and, assuming due authorization, execution and delivery by each other party hereto, constitutes the legal, valid and binding obligation of Newco enforceable against Newco in accordance with its terms subject to applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         3.2 CAPITALIZATION. Newco's authorized capital stock consists solely of 100 shares of Newco Common Stock. As of the date of this Agreement, 100 shares of Newco Common Stock are issued and outstanding.

         3.3 NO CONFLICTS. The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate, conflict with, or result in a breach of any provision of, or constitute a default under, Newco's Certificate of Incorporation or Bylaws;
(ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any lien or encumbrance upon any of the properties or assets of Newco under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which Newco is a party; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Newco; or (iv) require any action or consent or approval of, or review by, or registration or filing by Newco with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority, except in the case of clause (ii), (iii) or (iv), as would not have a material adverse effect on Newco or the ability of Newco to perform its obligations hereunder and consummate the transactions contemplated hereby.

                                   ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE INVESTORS

         Each Investor represents and warrants, severally and not jointly, to each of Wyndham and Newco as follows:

         4.1 POWER AND AUTHORITY. Such Investor is duly organized and validly existing under the laws of its state of formation. It has all requisite power and authority to enter into and deliver this Agreement, to perform its obligations hereunder and to consummate the transactions contemplated by this Agreement, subject, in the case of Beacon, to the requisite approval of holders of interests in Beacon pursuant to the terms of the Beacon Voting Trust Agreement, dated as of June 8, 1999 (the "BEACON APPROVAL"). The execution, delivery and performance of this Agreement by it has been duly authorized by all necessary action on its part, subject, in the case of Beacon, to the Beacon Approval. This Agreement has been duly executed and delivered by such Investor and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligation of such Investor, enforceable against it in accordance with its terms subject to (a) applicable bankruptcy, insolvency, fraudulent conveyance and other similar laws and (b) general principles of equity, including equitable defenses and limits as to the availability of equitable remedies, whether such principles are considered in a proceeding at law or in equity.

         4.2 NO CONFLICTS; CONSENTS AND APPROVALS. Subject, in the case of Beacon, to the Beacon Approval, the execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement do not and will not (i) violate, conflict with, or result in a breach of any provision of or, constitute a default under, its governing or organizational documents; (ii) violate, or conflict with, or result in a breach of any provision of, or constitute a default (or an event which, with the giving of notice or lapse of time or both, would become a default) under, or entitle any party to terminate, accelerate, modify or call a default under, or result in the creation of any lien or encumbrance upon any of its properties or assets under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, contract, undertaking, agreement, lease or other instrument or obligation to which it is a party; (iii) violate any order, writ, injunction, decree, statute, rule or regulation applicable to it; or (iv) require any action or consent or approval of, or review by, or registration or material filing by it with, any third party or any local, state or federal court, arbitral tribunal, administrative agency or commission or other governmental or regulatory body, agency, instrumentality or authority except in the case of clause (ii), (iii) or (iv) as would not have a material adverse effect on such Investor or the ability of such Investor to perform its obligations hereunder and consummate the transactions contemplated hereby.

         4.3 TITLE TO SHARES. The Investors own beneficially and of record, in the aggregate, the number of Shares equal to the number of Shares acquired by the Investors and their affiliated fund entities pursuant to the Securities Purchase Agreement, plus any Shares issued as dividends thereon, less any Shares redeemed by Wyndham with the proceeds from its offering of Series A Preferred Stock, and have the authority to vote such Shares in accordance with the provisions of this Agreement.

         4.4 BROKERS. No agent, broker, finder, investment banker, financial advisor or other person will be entitled to any broker's, finder's or similar fee or commission from any Investor or any affiliate thereof, or from Wyndham based on any action of any Investor or its representative, in connection with any of the transactions contemplated by this Agreement based on any arrangement made by an Investor or any of its affiliates (other than Wyndham) or any investment banker, financial advisor, attorney, accountant or other person retained by or acting for or on behalf of such Investor or any such affiliate.

                                    ARTICLE V
                                    COVENANTS

         5.1      STOCKHOLDERS' MEETINGS.

         (a) Wyndham shall call and hold a meeting of its stockholders entitled to vote, which meeting shall also serve as Wyndham's annual meeting for the election of directors (it being understood that such election shall not affect the obligation of the Resigning Directors to resign and that Wyndham will not propose any nominees for election as Class A or Class C directors that are not Class A or Class C Directors on the date hereof)

(the "STOCKHOLDERS' MEETING"), as promptly as practicable for the purpose of seeking the Merger Approval, and Wyndham shall use its reasonable best efforts to hold the Stockholders' Meeting as soon as practicable following the filing of a definitive proxy statement relating to such meeting. Subject to Section 5.1(d), the Board of Directors of Wyndham shall recommend the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby at the Stockholders' Meeting.

         (b) Unless the holders of the Series B Preferred Stock shall have previously acted by written consent with respect to the Series B Approval, Wyndham shall call and hold a meeting of the holders of the Series B Preferred Stock (the "SERIES B MEETING") as promptly as practicable for the purpose of seeking the Series B Approval, and Wyndham shall use its reasonable best efforts to hold the Series B Meeting as soon as practicable following the filing of a definitive proxy statement relating to such meeting. Subject to Section 5.1(d), the Board of Directors of Wyndham shall recommend the adoption and approval of this Agreement, the Merger and the other transactions contemplated hereby at the Series B Meeting.

         (c) Wyndham shall coordinate the timing of the meetings so that they occur on the same date and at locations that are proximate to one another.

         (d) Notwithstanding anything to the contrary contained herein, the Board of Directors of Wyndham may not withdraw, modify or amend, or propose to withdraw, modify or amend, the recommendations made in contemplation of or pursuant to this Agreement in any manner adverse to the Investors unless such Board has determined in good faith, after consultation with outside legal counsel, that failure to take such action would result in a breach of its fiduciary obligations to the stockholders of Wyndham under applicable law.

         (e) The obligation of Wyndham to call, give notice of, convene and hold the Stockholders' Meeting and Series B Meeting and to hold a vote of Wyndham's stockholders on this Agreement and the Merger at the Stockholders' Meeting and the Series B Meeting shall not be limited or otherwise affected by the withdrawal, modification or amendment of the recommendation of the Wyndham Board of Directors that Wyndham's stockholders adopt and approve the Merger and this Agreement.

         5.2 SERIES B DRAG-ALONG. Subject, in the case of Beacon, to the Beacon Approval, the Investors shall use their commercially reasonable efforts to provide a "drag-along" notice to the holders of Series B Preferred Stock other than the Investors not less than 15 days prior to the Merger Effective Time informing them that the Investors are exercising their "drag-along" rights under the Stockholders' Agreement among the holders of Series B Preferred Stock and requiring them to exchange their Series B Preferred Shares for shares of New Common Stock in the Merger.

         5.3 REGISTRATION STATEMENT; PROXY MATERIALS. Wyndham shall prepare and file with the SEC as soon as practicable a registration statement which shall include a proxy statement with respect to each of the Requisite Stockholder Approvals. The proxy statement shall include the recommendation of the Board of Directors of Wyndham to the holders of the Class A Common Stock, the Class B Common Stock and the Series B Preferred Stock to adopt the Merger Agreement and approve the Merger and the other transactions contemplated hereby, subject to Section 5.1(d). Wyndham agrees that it shall give the Investors and their counsel a reasonable opportunity to review and provide comments on the registration statement and any notice, consent solicitation or proxy statement distributed to stockholders in connection with the Series B Meeting or the Stockholders' Meeting, prior to any such distribution.

         5.4 VOTING; TRANSFER. Subject, in the case of Beacon, to the Beacon Approval, each Investor agrees to vote all Shares owned by it in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby at the Series B Meeting and the Stockholders' Meeting, as applicable. Without the prior written consent of Wyndham or as otherwise provided in this Agreement, during the term of this Agreement, the Investors shall not, directly or indirectly (a) grant any proxies or enter into any voting trust or other agreement or arrangement with respect to the voting of any Shares, other than any proxies, voting trusts or voting agreements or arrangements that are consistent with the voting obligations of the Investors contained in this Agreement, or (b) sell, assign, transfer, encumber or otherwise dispose of (including by merger, consolidation or otherwise by operation of law), or enter into any contract, option or other arrangement or understanding with respect to the direct or indirect assignment, transfer, encumbrance or other disposition of (including by merger, consolidation or otherwise by operation of law), any Shares, other than to a person or entity that agrees to be bound by the provisions of this Agreement to the same extent as the Investors and other than transfers of the Shares by Beacon to its beneficiaries as a result of a termination of the Beacon Voting Trust Agreement, in which case such beneficiaries shall be automatically bound by and entitled to the benefits under this Agreement without any further action.

         5.5 LIMITATION ON CERTAIN SHARE ISSUANCES AND REPURCHASES. During the period from the date hereof and continuing until the earlier of the termination of this Agreement pursuant to its terms and the Merger Effective Time, Wyndham shall not and shall not permit its subsidiaries to:

         (a) issue, deliver, sell (including the sale by Wyndham of any Shares held in treasury) or authorize or propose any of the foregoing with respect to any shares of capital stock or any securities convertible into or exercisable or exchangeable for shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of such capital stock or any securities convertible into or exercisable or exchangeable for shares of such capital stock (including restricted stock), or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than the issuance, delivery or sale of Shares pursuant to (i) the exercise of stock options, (ii) the vesting of restricted stock, (iii) the conversion of convertible securities and (iv) the redemption of OP Units, in each case outstanding as of the date of this Agreement;

         (b) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of Wyndham or any OP Units; or

         (c) without the affirmative vote of a majority of Wyndham's Class B Directors, modify any settlement of the Bay Meadows Actions.

         5.6 LISTING OF SHARES OF NEW COMMON STOCK. Wyndham will use its commercially reasonable efforts to cause the shares of New Common Stock to be issued in the Recapitalization, and any shares of New Common Stock underlying any options, rights or restricted stock or that may be issued upon redemption of OP Units, in each case outstanding at the Merger Effective Time, to be listed for trading on the Amex, subject to official notice of issuance, prior to the Merger Effective Time.

         5.7      POST-RECAPITALIZATION GOVERNANCE.

         (a) For a period of 12 months following the Merger Effective Time, neither the Investors nor their affiliates (as defined in Rule 12b-2 under the Exchange Act, but excluding for this purpose any person or entity as to which the Investors do not own at least a majority of the voting power and control their investment and voting decisions (their "CONTROLLED AFFILIATES")), provided that they retain collectively a majority of the outstanding New Common Stock, nor Wyndham will initiate action which could reasonably be expected to result in the delisting of the New Common Stock from the Amex or the deregistration of the New Common Stock under the Exchange Act, other than by reason of an acquisition of Wyndham not in violation of this Agreement.

         (b) For so long as the securities of the Surviving Corporation are listed on the Amex, the Investors (provided that together with their Controlled Affiliates they retain collectively a majority of the outstanding New Common Stock) and Wyndham shall ensure that (i) there shall be at least two members of the Board of Directors of Wyndham who are "independent" within the meaning of the rules of the Amex (the "INDEPENDENT DIRECTORS") and any applicable law and
(ii) the composition of the Surviving Corporation's Board of Directors shall otherwise be in accordance in all respects with rules of the Amex and any applicable law.

         (c) For a period of 12 months following any deregistration of the New Common Stock under the Exchange Act, the Investors, provided that together with their Controlled Affiliates they retain collectively a majority of the outstanding New Common Stock, and Wyndham shall ensure that Wyndham will make publicly available (including mailing of such material to all persons holding of record New Common Stock (such persons, other than the Investors and their Controlled Affiliates, the "PUBLIC Stockholders")) the information that would be required by an issuer subject to the periodic reporting obligations under the Exchange Act.

         (d) For a period of 12 months following the Merger Effective Time, the Investors, their Controlled Affiliates and any group of persons, acting with the knowledge and consent of the Investors, acquiring, holding, voting or disposing of securities which would be required under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder to file with the Investors and their Controlled Affiliates a statement on Section 13D with the Securities and Exchange Commission as a "person" with the meaning of Section 13(d)(3) of the Exchange Act (such group of persons, the

"INVESTOR GROUP") shall not acquire, offer to acquire or agree to acquire the legal or beneficial ownership of any additional shares of New Common Stock and Wyndham shall not take any action, including stock repurchases, in either case that would result in the Investor Group holding, in the aggregate, legal or beneficial ownership of in excess of 90% of the outstanding New Common Stock. The foregoing restriction will not apply to acquisitions pursuant to a transaction in which the same price per share is offered for all shares of New Common Stock not owned by the Investor Group and such acquisition is (a) approved by a majority of the Independent Directors (after receipt of a fairness opinion from a nationally recognized investment bank), or (b) if a merger, subject to a vote of the holders of a majority of shares of New Common Stock not held by the Investor Group, or (c) if a tender offer, subject to (i) a non-waiveable minimum condition that at least a majority of the shares of New Common Stock not owned by the Investor Group be tendered and (ii) if the tender offer is consummated, an unconditional commitment to acquire the shares of New Common Stock not acquired in the tender offer at the same price per share and otherwise for the same consideration paid in the tender offer, as promptly as possible, and in each case within 90 days, which time period may be extended, if necessary, due to review by the Securities and Exchange Commission, pursuant to a back-end merger.

         (e) If, within 24 months following the Merger Effective Time, the Investors propose to sell, or otherwise dispose of sole beneficial or legal ownership, whether directly or indirectly in a single transaction or series of related transactions (and regardless of the form of transaction) New Common Stock representing more than 50% of the outstanding New Common Stock owned, in the aggregate, by the Investors to a single party or group of related parties (including, for purposes of calculating whether the 50% threshold has been exceeded, any shares not so sold but subject to proxy, voting or other similar agreements in favor of such party or group) (a "TAG-ALONG SALE"), the Investors will only effect such Tag-Along Sale if such party or group agrees that, not later than five business days following the completion of the Tag-Along Sale, such party or group will make an offer to acquire at the same price per share and otherwise for the same consideration paid to the Investors at least the same proportion of the New Common Stock held by Public Stockholders as the Investors sold of their position in the Tag-Along Sale; PROVIDED, HOWEVER, that in the event that the Tag-Along Sale is consummated prior to the acquisition from the Public Stockholders, the proceeds payable to the Public Stockholders in such acquisition shall be placed in an escrow reasonably acceptable to the Independent Directors at the time the Tag-Along Sale is consummated. Any third party that proposes to purchase New Common Stock in a Tag-Along Sale will be required to agree that the offer to the Public Stockholders shall be completed within the minimum time period permitted by applicable law and shall not be subject to any conditions other than the absence of an injunction (and, in which case, shall use its commercially reasonable efforts to cause such injunction to be lifted). In the event that the Investors are to receive securities in such Tag-Along Sale, then the Public Stockholders shall be offered a security that is economically equivalent to, and has all other rights and privileges as, the security being issued to the Investors (except that the security offered to the Public Stockholders shall not have any voting rights, except for those rights that are required by applicable law); provided, that if the Independent Directors determine that the securities to be offered to the Public Stockholders are economically equivalent to the security to be issued to the Investors, then such security shall be conclusively presumed to be economically equivalent. In the event that less than 100% of the New Common Stock held, in the aggregate, by the Investors is not disposed of, the provisions of this Section 5.7(e) shall apply until such time as 100% of the New Common Stock, held, in the aggregate, by the Investors is disposed of. The foregoing Tag-Along Sale provisions shall also apply to a transaction occurring from and after the date hereof but prior to the Merger Effective Time in which the Investors transfer more than 50% of the outstanding Series B Preferred Stock owned by them, in which case such party or group will make an offer to acquire at least the same proportion of the Class A Common Stock held by Public Stockholders as the Investors sold of their position in the Series B Preferred Stock in such Tag-Along Sale and the "same price per share" shall be determined by dividing the aggregate consideration to be paid in respect of the Series B Preferred Stock so transferred by the total number of shares of New Common Stock that would be issuable under this Agreement in respect of the Series B Preferred Stock so transferred as of the date of such transfer.

         (f) For a period of 12 months following the Merger Effective Time, Wyndham will not engage in any transaction with any Investor, its Controlled Affiliates or any employee or general partner of any Investor or its affiliated investment fund entities unless such transaction is on arms-length terms and, if the total value of such transaction is greater than $1,000,000, prior approval by a majority of the Independent Directors is received; PROVIDED, HOWEVER, that the requirements set forth in this subsection (f) shall not apply to any transaction of a type covered in any other provision of this Section 5.7 other than a purchase of securities by any Investor, its Controlled Affiliates or any employee or general partner of any Investor or its affiliated investment fund entities from Wyndham.

         (g) Each of the provisions of this Section 5.7 may be waived or terminated with the approval of a majority of the Independent Directors or by a vote of the holders of a majority of shares of New Common Stock not held by the Investor Group.

         5.8 TERMINATION OF EXISTING STANDSTILL AGREEMENTS. Effective immediately prior to the Merger Effective Time, the provisions contained in Sections 7.1, 7.2, 7.3, 7.5, 7.6 and 7.7 of the Securities Purchase Agreement shall be deemed to be terminated and shall cease to have any further force or effect. Wyndham hereby consents to, and waives any conflicting provisions of
Article VII of the Securities Purchase Agreement that may relate to, (i) the negotiation and execution of this Agreement and the consummation of the transactions contemplated hereby, including the request for resignations of the Resigning Directors, the reconstitution of the Board of Directors effective at the Merger Effective Time and the solicitation of proxies in connection herewith, (ii) the execution and delivery of any voting agreements that may be entered into between the Investors and the Class A or Class C directors pursuant to which such directors agree to vote all Shares held by them in favor of the adoption of this Agreement and the approval of the Merger and the other transactions contemplated hereby and (iii) the Investors (as such term is defined in the Securities Purchase Agreement) entering into voting agreements with each other prior to the Merger Effective Time that become effective at the Merger Effective Time.

         5.9 REGISTRATION RIGHTS. The Registration Rights Agreement, dated as of June 30, 1999, is hereby amended to (i) provide that the shares of New Common Stock to be issued to the holders of the Series B Preferred Stock in the Recapitalization are included in the definition of "Registrable Securities" under such agreement and (ii) delete the restriction on the number of demand registrations that can be made by the Investors.

         5.10 SHAREHOLDER RIGHTS PLAN. Effective immediately prior to the Merger Effective Time, the Shareholder Rights Agreement, dated as of June 29, 1999, shall automatically and without any further action of any of the parties hereto or of the Board of Directors of Wyndham, and without the payment of any amounts to the holders of any Shares, terminate and shall cease to have any further force or effect.

         5.11 D&O INSURANCE; INDEMNIFICATION. For a period of six years after the Merger Effective Time, Wyndham agrees that it shall maintain a directors' and officers' liability insurance policy ("D&O INSURANCE") covering those persons who, as of the date hereof or as of immediately prior to the Merger Effective Time, are covered by Wyndham's D&O Insurance (the "INSURED PARTIES") with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred at or before the Merger Effective Time, including in connection with the approval of this Agreement and the transactions contemplated hereby, on terms no less favorable to the Insured Parties than those of Wyndham's present D&O Insurance; PROVIDED, HOWEVER, that in no event shall Wyndham be required to expend annually more than 200% of the annual premium currently paid by Wyndham for D&O Insurance (and if the cost for such D&O Insurance is in excess of such amount, Wyndham shall be required only to maintain such coverage as is available for such amount). In lieu of the foregoing, Wyndham may, with the consent of the Investors, elect to obtain prepaid policies prior to the Merger Effective Time, which policies shall provide the Insured Parties with D&O Insurance of an equivalent amount and at least as favorable terms as that provided by Wyndham's current D&O Insurance for an aggregate period of at least six years with respect to claims arising in whole or in part from facts or events that actually or allegedly occurred at or before the Merger Effective Time, including in connection with the approval of this Agreement and the transactions contemplated hereby; PROVIDED, HOWEVER, that the aggregate premium for such prepaid policies shall not exceed six times 200% of the annual premium currently paid by Wyndham for such D&O Insurance. In addition, for a period of six years after the Merger Effective Time, Wyndham agrees that it shall not amend or waive any provision of its Charter or By-Laws relating to indemnification, advancement or exculpation rights in a manner which would adversely affect those entitled to the benefits of such provisions (the "COVERED PARTIES"). The covenants contained in this Section 5.11 are intended to be for the benefit of, and shall be enforceable by, each of the Insured Parties and the Covered Parties and their respective heirs and legal representatives and shall not be deemed exclusive of any other rights to which an Insured Party or Covered Party is entitled, whether pursuant to law, contract or otherwise. In the event that Wyndham or any of its successors or assigns (i) consolidates with or merges into any other person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, then, and in each such case, proper provision shall be made so that the successors or assigns of Wyndham shall succeed to the obligations set forth in this Section 5.11.

         5.12     FURTHER ASSURANCES.

         (a) Each of the parties hereto shall use all reasonable best efforts to take, or cause to be taken, all appropriate action, do or cause to be done all things necessary, proper or advisable under applicable law, including, as promptly as practicable after the date hereof, make any necessary initial filings and notifications, and thereafter make any other submissions either required or deemed appropriate, under the HSR Act and to execute and deliver such documents and other papers, as may be required to carry out the provisions of this Agreement and to consummate and make effective the transactions contemplated by this Agreement.

         (b) Each of the parties hereto agrees to cooperate and use its reasonable best efforts, and to assist and cooperate with the other parties, to defend against, contest and resist any action, including administrative or judicial action, and to have vacated, lifted, reversed or overturned any decree, judgment, injunction or other order (whether temporary, preliminary or permanent) that is in effect, that restricts, prevents or prohibits or seeks to restrict, prevent or prohibit the consummation of any of the transactions contemplated by this Agreement, including, without limitation, by pursuing all reasonably available avenues of administrative and judicial appeal. In addition, each of the parties shall assist and cooperate with the other parties with respect to the approval and consummation of any settlement of any litigation relating to this Agreement or the transactions contemplated hereby. Without limiting the generality of the foregoing, in the event of any action seeking to restrict, prevent or prohibit the consummation of any of the transaction, neither Wyndham nor Newco settle or enter into any settlement agreement with respect to such action without the prior approval of the Investors.

         (c) Beacon will use its reasonable efforts to solicit the Beacon Approval as promptly as practicable after the date hereof.

         5.13 CERTAIN AFFILIATE MATTERS. To the extent not delivered to the Investors at or prior to the execution of this Agreement, Wyndham shall, within two business days after the date hereof, deliver to the Investors (i) the resignations of each of the Resigning Directors effective immediately prior to the Merger Effective Time and (ii) Affiliate Agreements executed by each of the Resigning Directors.

                                   ARTICLE VI
                              CONDITIONS PRECEDENT

         6.1 CONDITIONS TO EACH PARTY'S OBLIGATION. The respective obligation of each party to effect the transactions contemplated by this Agreement shall be subject to the satisfaction prior to the Closing of the following conditions:

         (a) REQUISITE STOCKHOLDER APPROVALS. The Requisite Stockholder Approvals shall have been obtained.

         (b) REGISTRATION STATEMENT. The Registration Statement shall have been declared effective by the SEC and shall be effective at the Merger Effective Time, and no stop order suspending effectiveness shall have been issued, no action, suit, proceeding or investigation by the SEC to suspend the effectiveness thereof shall have been initiated and be continuing, and all necessary approvals under state securities laws, the Securities Act of 1933, as amended, or the Exchange Act related to the issuance or trading of the New Common Stock shall have been received.

         (c) NO INJUNCTIONS OR RESTRAINTS. No statute, rule, regulation, executive order, decree, temporary restraining order, preliminary or permanent injunction or other order issued by any court of competent jurisdiction or other governmental entity or other legal restraint or prohibition preventing the consummation of the Recapitalization, the filing of the Certificate of Merger with the Secretary of State of the State of Delaware or the Merger shall be in effect; PROVIDED, HOWEVER, that each of the parties shall have used reasonable efforts to prevent the entry of any such injunction or other order and to appeal as promptly as possible any injunction or other order that may be entered.

         (d) LISTING OF SHARES OF NEW COMMON STOCK. The shares of New Common Stock to be issued in the Recapitalization shall have been approved for listing on the Amex, subject only to official notice of issuance.

         (e) HSR ACT. The waiting period under the HSR Act applicable to the acquisition of shares of New Common Stock by the Investors in the Recapitalization shall have expired or been terminated.

         6.2 CONDITIONS TO THE WYNDHAM'S OBLIGATION. The obligation of Wyndham to effect the Recapitalization shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

         (a) PERFORMANCE OF OBLIGATIONS. Each of the Investors shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Closing Date.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of the Investors contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or material adverse effect limitation) has not had and would not reasonably be expected to have a material adverse effect on the Investors or the ability of the Investors to perform their obligations hereunder or consummate the transactions contemplated hereby.

         6.3 CONDITIONS TO THE INVESTORS' OBLIGATION. The obligation of the Investors to effect the Recapitalization shall be subject to the satisfaction at or prior to the Closing Date of the following additional conditions:

         (a) PERFORMANCE OF OBLIGATIONS. Each of Wyndham and Newco shall have performed in all material respects each of its agreements contained in this Agreement required to be performed at or prior to the Closing Date.

         (b) REPRESENTATIONS AND WARRANTIES. Each of the representations and warranties of each of Wyndham and Newco contained in this Agreement shall be true and correct on and as of the Closing Date as if made on and as of such date (other than to the extent that any such representation and warranty, by its terms, is expressly limited to a specific date, in which case such representation and warranty shall be true and correct in all material respects as of such date), except where the failure of such representations and warranties to be true and correct (without giving effect to any materiality or material adverse effect limitation) has not had and would not reasonably be expected to have a material adverse effect on Wyndham and its subsidiaries, taken as a whole, or the ability of Wyndham or Newco to perform their obligations hereunder or consummate the transactions contemplated hereby.

                                   ARTICLE VII
                                   TERMINATION

         7.1 BASES FOR TERMINATION. Anything contained herein to the contrary notwithstanding, this Agreement may be terminated and the transactions contemplated hereby abandoned at any time prior to the Closing, whether before or after shareholder approval hereof:

         (a) by mutual written consent of Wyndham and Investors holding at least two thirds of the outstanding shares of Series B Preferred Stock held by the Investors collectively;

         (b) by Wyndham if any of the conditions set forth in Section 6.1 or 6.2 shall have become incapable of fulfillment, and shall not have been waived by Wyndham; provided, however, that in the case of the conditions set forth in Section 6.2, the right to terminate under this Section 7.1(b) for any breach of the Investors' agreements or representations and warranties shall only apply if the breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by the Investors;

         (c)      by the Investors if any of the conditions set forth in Section
6.1 or 6.3 shall have become incapable of fulfillment, and shall not have been waived by the Investors; provided, however, that in the case of the conditions set forth in Section 6.3, the right to terminate under this Section 7.1(c) for any breach of Wyndham's or Newco's agreements or representations and warranties shall only apply if the breach is incapable of being cured or, if capable of being cured, shall not have been cured within 30 days after written notice thereof shall have been received by Wyndham;

         (d) by Wyndham or the Investors if the Closing does not occur on or prior to December 15, 2005; PROVIDED, HOWEVER, that the party seeking termination pursuant to clause (b), (c) or (d) is not in breach in any material respect of any of its representations, warranties, covenants or agreements contained in this Agreement; and

         (e) by the Investors in the event that the Board of Directors of Wyndham withdraws, modifies or amends in a manner adverse to the Investors the recommendation made in contemplation of or pursuant to this Agreement.

         7.2 NOTICE OF TERMINATION. In the event of termination by Wyndham or the Investors pursuant to this Article VII, written notice thereof shall forthwith be given to the other party or parties and the transactions contemplated by this Agreement shall be terminated, without further action by any party.

         7.3 EFFECT OF TERMINATION. If this Agreement is terminated and the transactions contemplated hereby are abandoned as described in this Article VII, this Agreement shall become void and have no further force and effect; provided, that, notwithstanding any such termination, Section 8.9 shall remain in effect to the extent that any expenses covered thereby shall not theretofore have been reimbursed by Wyndham. Nothing in this Article VII shall be deemed to release any party from any liability for any breach by such party of the terms and provisions of this Agreement or to impair the right of any party to compel specific performance by another party of its obligations under this Agreement.

                                  ARTICLE VIII
                                  MISCELLANEOUS

         8.1 COUNTERPARTS. This Agreement may be executed in any number of counterparts, which together shall constitute one and the same Agreement. The parties may execute more than one copy of the Agreement, each of which shall constitute an original.

         8.2 ENTIRE AGREEMENT. This Agreement (including the exhibits attached hereto) constitutes the entire agreement among the parties and supersedes all prior agreements, understandings, arrangements or representations by or among the parties, written and oral, with respect to the subject matter hereof.

         8.3      THIRD PARTY BENEFICIARIES. Except as otherwise provided in
Section 5.11, nothing in this Agreement, express or implied, is intended or shall be construed to create any third party beneficiaries.

         8.4 GOVERNING LAW; JURISDICTION. This Agreement shall be governed by the laws of the State of Delaware, without giving effect to the conflict of laws principles thereof. Each party irrevocably and unconditionally consents to submit to the exclusive jurisdiction of the courts of the State of Delaware and of the United States of America, in each case located in the State of Delaware, for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement (and agrees not to commence any action except in any such court). Each party irrevocably and unconditionally waives any objection to the laying of venue of any action or proceeding in the courts of the State of Delaware or of the United States of America, in each case located in the State of Delaware, and further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any action or proceeding brought in any such court has been brought in an inconvenient forum. Each party irrevocably and unconditionally waives any right it may have to a trial by jury in connection with any action or proceeding arising out of or relating to this Agreement and the transactions contemplated by this Agreement.

         8.5 SPECIFIC PERFORMANCE. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with its specific terms or was otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions and other equitable remedies to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof, this being in addition to any other remedy to which they are entitled at law or in equity. Any requirements for the securing or posting of any bond with respect to such remedy are hereby waived by each of the parties hereto.

         8.6 AMENDMENT. This Agreement may not be altered, amended, waived or supplemented except by an agreement in writing signed by each of the parties hereto. This Agreement may be amended at any time prior to the Merger Effective Time, whether before or after stockholder approval hereof; provided, however, that any such amendment after stockholder approval hereof which by law requires the further approval of stockholders shall not be made without such further approval.

         8.7 NOTICES. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given or made (and shall be deemed to have been duly given or made upon receipt) by delivery in person, by facsimile, by courier service or by registered or certified mail (postage prepaid, return receipt, requested) to the respective parties at the following addresses (or at such other address for a party as shall be specified in a notice given in accordance with this Section 8.7):

                  If to the Investors, to:

                  Apollo Investment Fund IV, L.P.
                  Apollo Real Estate Investment Fund IV, L.P.
                  AIF/THL PAH LLC
                  c/o Apollo Capital Management, L.P.
                  1301 Avenue of the Americas
                  New York, NY 10019
                  Attention:  Eric L. Press
                  Facsimile No.:     (212) 515-3288

                  Beacon Capital Partners Voting Trust
                  c/o Beacon Capital Partners, L.P.
                  1 Federal Street
                  26th Floor
                  Boston, Massachusetts 02110
                  Attention:   William A. Bonn, Esq.

                  Facsimile No.:  (617) 457-0459

                  Thomas H. Lee Equity Fund IV, L.P.
                  Thomas H. Lee Foreign Fund IV, L.P.
                  Thomas H. Lee Foreign Fund IV-B., L.P.
                  c/o Thomas H. Lee Partners, L.P.
                  100 Federal St., 35th Fl.
                  Boston, MA 02110
                  Attention: Todd M. Abbrecht
                  Facsimile No.:     (617) 227-3514

                  with a copy, to:

                  Skadden, Arps, Slate, Meagher & Flom LLP
                  Four Times Square
                  New York, New York 10036
                  Attention:        Randall H. Doud, Esq.
                                    Thomas W. Greenberg, Esq.
                  Facsimile No.:  (212) 735-2000

                  if to Wyndham, to:

                  Wyndham International, Inc.
                  1950 Stemmons Freeway, Suite 6001
                  Dallas, Texas  75207
                  Attention:  Mark A. Solls, Esq.
                  Facsimile  No.:  (214) 863-1841

                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton and Garrison LLP
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:        Robert B. Schumer, Esq.
                                    James H. Schwab, Esq.
                  Facsimile No.:     (212) 757-3990

                  if to Newco, to:

                  c/o Wyndham International, Inc.
                  1950 Stemmons Freeway, Suite 6001
                  Dallas, Texas  75207
                  Attention:  Mark A. Solls, Esq.
                  Facsimile  No.:  (214) 863-1841
                  with a copy to:

                  Paul, Weiss, Rifkind, Wharton and Garrison LLP
                  1285 Avenue of the Americas
                  New York, New York 10019
                  Attention:        Robert B. Schumer, Esq.
                                    James H. Schwab, Esq.
                  Facsimile No.:     (212) 757-3990

         8.8 ASSIGNMENT. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties (whether by operation of law or otherwise) without the prior written consent of the other parties; PROVIDED, HOWEVER, that, subject to Section 5.7(e), each of the Investors shall have the right to transfer its right and interest under this Agreement to any transferee of the Shares held by such Investor that agrees to be bound hereunder to the same extent as the transferring Investor and such transferring Investor shall cause such transferee to agree to be bound as if it were an Investor. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns. Any purported transfer in violation of this Section 8.8 is null and void.

         8.9 FEES AND EXPENSES. Except as otherwise provided in this Agreement, all costs and expenses incurred in connection with this Agreement and the transactions contemplated by this Agreement shall be the responsibility of and shall be paid by the party incurring such fees or expenses, whether or not the transactions contemplated by this Agreement are consummated; PROVIDED, HOWEVER, that Wyndham shall pay any filing fees under the HSR Act; PROVIDED, FURTHER, that reasonable out-of-pocket fees and expenses of the Investors incurred in connection with the preparation and finalization of the registration statement and proxy statement in connection with the Recapitalization shall be reimbursed by Wyndham.

         8.10 NO PUBLIC ANNOUNCEMENT. None of the parties hereto shall make any press release, public announcement or filing with any governmental entity concerning the transactions contemplated hereby, except as and to the extent that any such party shall be obligated to make any such disclosure by this Agreement, by law or by the Amex and then only after consultation with the other regarding the basis of such obligation and the content of such press release, public announcement or filing or as the parties shall mutually agree. The parties agree that the initial press release to be issued with respect to the transactions contemplated hereby shall be in the form heretofore agreed to by the parties.

         8.11 SPECIAL COMMITTEE. During the period from the date of this Agreement until the Merger Effective Time or the earlier termination of this Agreement, the approval of a majority of the members of the Special Committee shall be required to authorize any termination of this Agreement by Wyndham, any amendment or modification of this Agreement requiring action by Wyndham or the Board of Directors of Wyndham, any consent of Wyndham or the Board of Directors of Wyndham under the terms of this

Agreement, any extension of time for performance of any obligation or action hereunder by the Investors and any waiver of compliance with any of the agreements or conditions contained herein for the benefit of Wyndham, the Board of Directors of Wyndham or any of Wyndham's stockholders.

         IN WITNESS WHEREOF, each of the undersigned has caused this Agreement to be executed by its officer thereunto duly authorized as of the date first written above.

                           WYNDHAM INTERNATIONAL, INC.


                                    By:   /s/ Mark A. Solls
                                          -----------------------------------
                                          Name:      Mark A. Solls
                                          Title:     Executive Vice President


                                    WI MERGER SUB, INC.


                                    By:   /s/ Mark A. Solls
                                          -----------------------------------
                                          Name:      Mark A. Solls
                                          Title:     Executive Vice President

                                APOLLO INVESTMENT FUND IV, L.P.

                                      By:  Apollo Advisors, IV, L.P.,
                                           its General Partner
                                           By:   Apollo Capital Management IV,
                                                 Inc., its General Partner

                                                 By: /s/ Eric Press
                                                     ------------------------
                                                     Name:   Eric Press
                                                     Title:  Vice President

                                APOLLO REAL ESTATE INVESTMENT FUND IV, L.P.

                                      By:  Apollo Real Estate Advisors IV, L.P.,
                                           its General Partner
                                           By:   Apollo Real Estate Capital
                                                 Advisors IV, Inc., its
                                                 General Partner

                                                 By: /s/ Lee Neibart
                                                     ------------------------
                                                     Name:   Lee Neibart
                                                     Title:

                                AIF/THL PAH LLC

                                      By:  Apollo Management IV, L.P.,
                                           its manager
                                           By:   AIF IV Management, Inc.,
                                                 its general partner

                                                 By: /s/ Eric Press
                                                     ------------------------
                                                     Name:   Eric Press
                                                     Title:  Vice President

                                BCP VOTING, INC., as Trustee for the Beacon
                                Capital Partners Voting Trust


                                By: /s/ William A. Bonn
                                    ---------------------------------------
                                    Name:   William A. Bonn
                                    Title:  Senior Managing Director and General
                                            Counsel

                                    THOMAS H. LEE EQUITY FUND IV, L.P.

                                    By:   THL Advisors IV, LLC

                                            By:  /s/ Thomas H. Lee
                                                 --------------------------
                                                 Name:    Thomas H. Lee
                                                 Title:   Managing Director


                                    THOMAS H. LEE FOREIGN FUND IV, L.P.

                                    By:   THL Advisors IV, LLC

                                            By:  /s/ Thomas H. Lee
                                                 --------------------------
                                                 Name:    Thomas H. Lee
                                                 Title:   Managing Director

                                    THOMAS H. LEE FOREIGN FUND IV-B., L.P.

                                    By:   THL Advisors IV, LLC

                                            By:  /s/ Thomas H. Lee
                                                 --------------------------
                                                 Name:    Thomas H. Lee
                                                 Title:   Managing Director

                                                                       EXHIBIT A

                                    RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                           WYNDHAM INTERNATIONAL, INC.

                                I.      NAME

                  The name of the corporation is Wyndham International, Inc. (the "Corporation").

                                II.     PURPOSES

                  The nature of business or purposes to be conducted or promoted by the Corporation is to engage in any lawful act for which corporations may be organized under the DGCL.

                                III.   REGISTERED OFFICE

                  The address of the registered office of the Corporation in the State of Delaware is 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

                                IV.    CAPITAL STOCK

                  The Corporation shall have the authority to issue a total of 3,000,000,000 shares of capital stock, consisting of 2,000,000,000 shares of Common Stock, par value $0.01 per share (the "Common Stock"), and 1,000,000,000 shares of preferred stock, par value $0.0l per share (the "Preferred Stock"). The rights, preferences, voting powers and the qualifications, limitations and restrictions of the authorized stock shall be as follows:

A.       COMMON STOCK

1. VOTING RIGHTS. Each share of Common Stock shall be entitled to one vote on all matters submitted to a vote at any meeting of stockholders.

2. DIVIDEND RIGHTS. Subject to the rights of holders of Preferred Stock and subject to any other provisions of this Certificate or any amendment hereto, holders of Common Stock shall be entitled to receive such dividends and other distributions in cash, stock or property of the Corporation as may be declared thereon by the Board of Directors from time to time.

3. LIQUIDATION RIGHTS. In the event of the voluntary or involuntary liquidation, dissolution, distribution of assets or other winding up of the Corporation, after distribution in full of preferential amounts, if any, to be distributed to the holders of shares of Preferred Stock or any other class or series of stock having a preference as to liquidating distributions over Common Stock, the holders of Common Stock shall be entitled to share equally and ratably, share for share, in all of the remaining assets of the Corporation, of whatever kind available for distribution to stockholders. A consolidation or merger of the Corporation with or into any other corporation or corporations shall not be deemed to be a liquidation, dissolution or winding-up of the Corporation as those terms are used in this Section.

4. ACTION WITHOUT A MEETING. Any action required or permitted to be taken by the stockholders of the Corporation may be effected either at a duly called annual or special meeting of the stockholders of the Corporation or by the written consent of the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were presented and voted.

B. PREFERRED STOCK. The Preferred Stock may be issued from time to time in one or more series, with such distinctive designations, rights, powers and preferences as shall be stated and expressed herein or in the resolution or resolutions providing for the issue of shares of a particular series, and in such resolution or resolutions providing for the issue of shares of such series, the Board of Directors, or any duly authorized committee thereof, is expressly authorized to fix or establish the basis for determining:

1. The annual or other periodic dividend rate for such series, the dividend payment dates, the date from which dividends on all shares of such series issued shall be cumulative, and the extent of participation rights, if any;

2. The redemption price or prices, if any, for such series and other terms and conditions on which such series may be retired and redeemed;

3. The obligation, if any, of the Corporation to purchase and retire or redeem shares of such series as a sinking fund or otherwise, and the terms and conditions of any such redemption;

4.       The designation and number of shares of such series issuable;

5. The right to vote, if any, with holders of shares of any other class or series, either generally or as a condition to specified corporate action;

6.       The amount payable upon shares in the event of involuntary liquidation;

7.       The amount payable upon shares in the event of voluntary liquidation;

8. The rights, if any, of the holders of shares of such series to convert such shares into other classes of stock of the Corporation, or to exchange such shares for other securities or assets, and the terms and conditions of any such conversion or exchange;

9. The preemptive or preferential right to purchase or subscribe to any shares of any class or series of capital stock of the Corporation; and

10. Any other preferences and relative, participating, optional or other special rights, and any qualifications, limitations or restrictions thereof, of the shares of such series.

C. PREEMPTIVE RIGHTS. Other than as specifically authorized in the certificate of designation establishing the terms of a series of Preferred Stock or in an agreement approved by the Board of Directors, holders of shares of any class or series of capital stock shall not be entitled to any preemptive or preferential right to purchase or subscribe to (i) any shares of any class or series of capital stock of the Corporation, whether now or hereafter authorized, (ii) any warrants, rights or options to purchase any such capital stock or (iii) any obligations convertible into any such capital stock or into warrants, rights or options to purchase any such capital stock.

D. AMBIGUITY. In the case of an ambiguity in the application of the provisions of this Article IV, the Board of Directors shall have the power to determine the application of the provisions of this Article IV with respect to any situation based on the facts known to it.

E. SEVERABILITY. Each provision of this Article IV shall be severable and an adverse determination as to any such provision shall in no way affect the validity of any other provision.

                                V.      DIRECTORS

A. GENERAL POWERS. Except as otherwise expressly provided in this Certificate, the property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Bylaws or this Certificate, all of the powers of the Corporation shall be vested in such Board.

B. NUMBER OF DIRECTORS. The number of members of the Board of Directors shall be fixed from time to time by the Board of Directors.

C. VACANCIES; REMOVAL; TERM. Subject to the rights, if any, of the holders of any class or series of stock to elect directors and to fill vacancies in the Board of Directors relating thereto, any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled by the vote of a majority of all of the remaining directors then in office. Any director elected in accordance with the preceding sentence shall hold office until the next Annual Meeting of Stockholders and until such director's successor is duly elected and qualified or until such director's earlier death, resignation or removal. In the event of a vacancy in the Board of Directors, the remaining directors, except as otherwise provided by law, may exercise the powers of the full Board of Directors until such vacancy is filled. Each member of the Board of Directors may be removed with or without cause. Each of the members of the Board of Directors shall hold office for a term expiring at the next annual meeting of stockholders of the Corporation or until or until his or her successor is duly elected and qualified, subject to such director's earlier death, resignation, disqualification or removal.

                                VI.     LIMITATION OF LIABILITY

                  No director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director or as such a member, except for liability (a) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (b) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (c) under Section 174 of the DGCL or (d) for any transaction from which the director derived an improper personal benefit. If the DGCL is amended after the effective date of this Certificate to authorize corporate action further eliminating or limiting the personal liability of directors or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation, then the liability of the director of the Corporation or the person or persons exercising or performing any of the powers or duties otherwise conferred or imposed upon directors of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended.

                  Any amendment or repeal of this Article VI by either (i) the stockholders of the Corporation or (ii) an amendment to the DGCL shall not adversely affect any right or protection existing at the time of such amendment or repeal with respect to any acts or omissions occurring before such amendment or repeal of a person serving as a director at the time of such amendment or repeal.

                                VII.    INDEMNIFICATION

A. GENERAL RIGHT TO INDEMNIFICATION. The Corporation shall indemnify its directors and officers to the fullest extent authorized or permitted by law, as now or hereafter in effect, and such right to indemnification shall continue as to a person who has ceased to be a director or officer of the Corporation and shall inure to the benefit of his or her heirs, executors and personal and legal representatives; provided, however, that, except for proceedings to enforce rights to indemnification, the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors. The Corporation shall advance the expenses incurred by a person who is or was a director or officer of the Corporation in defending or otherwise participating in any proceeding in advance of its final disposition. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII to directors and officers of the Corporation. The rights to indemnification and to the advance of expenses conferred in this Article VII shall not be exclusive of any other right which any person may have or hereafter acquire under this Certificate of Incorporation, the Bylaws of the Corporation, any statute, agreement, vote of stockholders or disinterested directors or otherwise.

B. AMENDMENT OR REPEAL. Any amendment or repeal of this Article VII by the stockholders of the Corporation shall not adversely affect any rights to indemnification and to the advancement of expenses of a director or officer of the Corporation existing at the time of such amendment or repeal with respect to any acts or omissions occurring prior to such amendment or repeal.

                                VIII.   AMENDMENT OF BYLAWS

A. AMENDMENT BY THE BOARD OF DIRECTORS. Except as otherwise provided by law or this Certificate, the Bylaws of the Corporation may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

B. AMENDMENT BY THE STOCKHOLDERS. The Bylaws of the Corporation may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of the majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

                              IX.   AMENDMENT OF CERTIFICATE OF INCORPORATION

                  The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Restated Certificate of Incorporation, the Corporation's Bylaws or as otherwise provided by law, and all rights herein conferred upon stockholders are granted subject to such reservation.

                                                                       EXHIBIT B

                              AMENDED AND RESTATED
                                     BYLAWS
                                       OF
                           WYNDHAM INTERNATIONAL, INC.

                                    ARTICLE I

                                   DEFINITIONS

         For purposes of these Bylaws, the following words shall have the meanings set forth below:

         (a) "Certificate" shall mean the Restated Certificate of Incorporation of the Corporation, as amended from time to time, including any Certificates of Designation for any series of stock of the Corporation.

         (b) "Corporation" shall mean Wyndham International, Inc.

         (c) "DGCL" shall mean the Delaware General Corporation Law, as amended from time to time.

          (d) "Public Announcement" shall mean: (i) disclosure in a press release reported by the Dow Jones News Service, Associated Press or comparable national news service, (ii) a report or other document filed publicly with the Securities and Exchange Commission (including, without limitation, a Form 8-K) or (iii) a letter or report sent to stockholders of record of the Corporation at the time of the mailing of such letter or report.

                                   ARTICLE II

                            MEETINGS OF STOCKHOLDERS

         2.1 PLACES OF MEETINGS. All meetings of the stockholders shall be held at such place, either within or without the State of Delaware, as from time to time may be fixed by the Board of Directors.

         2.2 ANNUAL MEETINGS. The annual meeting of the stockholders, for the election of directors and transaction of such other business as may come properly before the meeting, shall be held at such date and time as shall be determined by the Board of Directors.

         2.3 SPECIAL MEETINGS. A special meeting of the stockholders for any purpose or purposes may be called at any time only by the Chairman of the Board, the Chief Executive Officer, a majority of the Board of Directors or by the holders of a majority of the shares of the Corporation's common stock, par value $0.01 per share. At a special meeting no business shall be transacted and no corporate action shall be taken other than that stated in the notice of the meeting.


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         2.4      NOTICE OF MEETINGS: ADJOURNMENTS. A written notice of each annual meeting stating the hour, date and place of such annual meeting shall be given by the Secretary or an Assistant Secretary of the Corporation (or other person authorized by these Bylaws or by law) not less than 10 days nor more than 60 days before the annual meeting, to each stockholder entitled to vote thereat and to each stockholder who, by law or under the Certificate or under these Bylaws, is entitled to such notice, by delivering such notice to him or her or by mailing it, postage prepaid, addressed to such stockholder at the address of such stockholder as it appears on the stock transfer books of the Corporation. Such notice shall be deemed to be delivered when hand delivered to such address or deposited in the mail so addressed, with postage prepaid.

         Notice of all special meetings of stockholders shall be given in the same manner as provided for annual meetings, except that the written notice of all special meetings shall state the purpose or purposes for which the meeting has been called.

         Notice of an annual meeting or special meeting of stockholders need not be given to a stockholder if a written waiver of notice is signed before or after such meeting by such stockholder or if such stockholder attends such meeting, unless such attendance was for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting was not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any annual meeting or special meeting of stockholders need be specified in any written waiver of notice.

         The Board of Directors may postpone and reschedule any previously scheduled annual meeting or special meeting of stockholders and any record date with respect thereto, regardless of whether any notice or public disclosure with respect to any such meeting has been sent or made pursuant to this Section 2.4 or otherwise. In no event shall the Public Announcement of an adjournment, postponement or rescheduling of any previously scheduled meeting of stockholders commence a new time period for the giving of a stockholder's notice under
Section 2.9 of these Bylaws.

         When any meeting is convened, the presiding officer of the meeting may adjourn the meeting if (a) no quorum is present for the transaction of business,
(b) the Board of Directors determines that adjournment is necessary or appropriate to enable the stockholders to consider fully information that the Board of Directors determines has not been made sufficiently or timely available to stockholders or (c) the Board of Directors determines that adjournment is otherwise in the best interests of the Corporation. When any annual meeting or special meeting of stockholders is adjourned to another hour, date or place, notice need not be given of the adjourned meeting, other than an announcement at the meeting at which the adjournment is taken, of the hour, date and place to which the meeting is adjourned; PROVIDED, HOWEVER, that if the adjournment is for more than 30 days, or if after the adjournment a new record date is fixed for the adjourned meeting, notice of the adjourned meeting shall be given to each stockholder of record entitled to vote thereat and each stock holder who, by law or under the Certificate or under these Bylaws, is entitled to such notice.

         2.5 QUORUM. Except as otherwise required by the Certificate, any number of stockholders together holding at least a majority of the outstanding shares of capital stock entitled to vote with respect to the business to be transacted, who shall be present in person or


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represented by proxy at any meeting duly called, shall constitute a quorum for the transaction of business. If less than a quorum shall be in attendance at the time for which a meeting shall have been called, the meeting may be adjourned from time to time by a majority of the stockholders present or represented by proxy.

         2.6 VOTING AND PROXIES. Unless otherwise provided in the Certificate or by law, stockholders shall have one vote for each share of stock entitled to vote owned by them of record according to the stock transfer books of the Corporation. Stockholders may vote either in person or by written proxy, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period. Proxies shall be filed with the secretary of the meeting before being voted. Except as otherwise limited therein or as otherwise provided by law, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting, but they shall not be valid after final adjournment of such meeting. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by or on behalf of any one of them unless at or prior to the exercise of the proxy the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be deemed valid, and the burden of proving invalidity shall rest on the challenger.

         2.7 ACTION AT MEETING. When a quorum is present, any matter before any meeting of stockholders shall be decided by the affirmative vote of the majority of shares present in person or represented by proxy at such meeting and entitled to vote on such matter, except where a larger vote is required by law, by applicable rule of any securities exchange, by the Certificate or by these Bylaws. Any election of any director by stockholders shall be determined by a plurality of the votes of the shares present in person or represented by proxy at the meeting and entitled to vote on the election of such director, except where a larger vote is required by the Certificate or by these Bylaws. The Corporation shall not directly or indirectly vote any shares of its own stock; PROVIDED, HOWEVER, that the Corporation may vote shares which it holds in a fiduciary capacity to the extent permitted by law.

         2.8 STOCKHOLDER LIST. The officer or agent having charge of the stock transfer books of the Corporation shall make, at least 10 days before every annual meeting or special meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting or any adjournment thereof, in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open for the examination of any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least 10 days prior to the meeting, (i) either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held or (ii) during ordinary business hours, at the principal place of business of the Corporation.. The list shall also be produced and kept at the hour, date and place of the meeting during the whole time thereof, and may be inspected by any stockholder who is present.

         2.9 STOCKHOLDER PROPOSALS. No business may be transacted at an annual meeting of stockholders, other than business that is either (a) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors (or any duly authorized committee thereof),
(b) otherwise properly brought before the annual meeting by or at


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the direction of the Board of Directors (or any duly authorized committee thereof) or (c) otherwise properly brought before the annual meeting by any stockholder of the Corporation (i) who is a stockholder of record on the date of the giving of the notice provided for in this Section 2.9 and on the record date for the determination of stockholders entitled to vote at such annual meeting and who is otherwise entitled to vote at the meeting and (ii) who complies with the notice procedures set forth in this Section 2.9. In addition to any other applicable requirements, for business to be properly brought before an annual meeting by a stockholder, such stockholder must have given timely notice thereof in proper written form to the Secretary of the Corporation. A stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not less than 75 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting (the "Anniversary Date"); PROVIDED, however, that in the event the annual meeting is scheduled to be held on a date that is not within 30 days before or 60 days after the Anniversary Date, a stockholder's notice shall be timely if delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 10th day following the day on which Public Announcement of the date of such annual meeting is first made by the Corporation.

         A stockholder's notice to the Secretary of the Corporation shall set forth as to each matter proposed to be brought before an annual meeting: (i) a brief description of the business the stockholder desires to bring before such annual meeting and the reasons for conducting such business at such annual meeting, (ii) the name and address, as they appear on the stock transfer books of the Corporation, of the stockholder proposing such business, (iii) the class and number of shares of the capital stock of the Corporation beneficially owned by the stockholder proposing such business, (iv) the names and addresses of the beneficial owners, if any, of any capital stock of the Corporation registered in such stockholder's name on such books, and the class and number of shares of the capital stock of the Corporation beneficially owned by such beneficial owners,
(v) a description of all arrangements or understandings between such stockholder and any other person or persons (including their names) in connection with the proposal of such business by such stockholder and any material interest of such stockholder in such business, (vi) a representation that such stockholder intends to appear in person or by proxy at the annual meeting to bring such business before the meeting and (vii) any material interest of the stockholder proposing to bring such business before such meeting (or any other stockholders known to be supporting such proposal) in such proposal.

         If the Board of Directors or a designated committee thereof determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to the validity of any stockholder proposal in the manner set forth above, the presiding officer of the annual meeting shall determine whether the stockholder proposal was made in accordance with the terms of this Section 2.9. If the presiding officer determines that any stockholder proposal was not made in a timely fashion in accordance with the provisions of this Section 2.9 or that the information provided in a stockholder's notice does not satisfy the information requirements of this
Section 2.9 in any material respect, such proposal shall not be presented for action at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a stockholder proposal was


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made in accordance with the requirements of this Section 2.9, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such proposal.

         Notwithstanding the foregoing provisions of this Section 2.9, a stockholder shall also comply with all applicable requirements of the Exchange Act, and the rules and regulations thereunder with respect to the matters set forth in this Section 2.9, and nothing in this Section 2.9 shall be deemed to affect any rights of stockholders to request inclusion of proposals in the Corporation's proxy statement pursuant to Rule 14a-8 under the Exchange Act.

         2.10 INSPECTORS OF ELECTIONS. The Corporation shall, in advance of any meeting of stockholders, appoint one or more inspectors to act at the meeting and make a written report thereof. The Corporation may designate one or more persons as alternate inspectors to replace any inspector who fails to act. If no inspector or alternate is able to act at a meeting of stockholders, the presiding officer shall appoint one or more inspectors to act at the meeting. Any inspector may, but need not, be an officer, employee or agent of the Corporation. Each inspector, before entering upon the discharge of his or her duties, shall take and sign an oath faithfully to execute the duties of inspector with strict impartiality and according to the best of his or her ability. The inspectors shall perform such duties as are required by the DGCL, including the counting of all votes and ballots. The inspectors may appoint or retain other persons or entities to assist the inspectors in the performance of the duties of the inspectors. The presiding officer may review all determinations made by the inspectors, and in so doing the presiding officer shall be entitled to exercise his or her sole judgment and discretion and he or she shall not be bound by any determinations made by the inspectors. All determinations by the inspectors and, if applicable, the presiding officer, shall be subject to further review by any court of competent jurisdiction.

         2.11 PRESIDING OFFICER. The Chairman of the Board, if one is elected, or if not elected or in his or her absence, the Chief Executive Officer, shall preside at all annual meetings or special meetings of stockholders and shall have the power, among other things, to adjourn such meeting at any time and from time to time, subject to Sections 2.4 and 2.5 of this Article II. The order of business and all other matters of procedure at any meeting of the stockholders shall be determined by the presiding officer.

                                   ARTICLE III

                                    DIRECTORS

         3.1 GENERAL POWERS. The property, affairs and business of the Corporation shall be managed under the direction of the Board of Directors and, except as otherwise expressly provided by law, the Certificate or these Bylaws, all of the powers of the Corporation shall be vested in such Board.

         3.2 NUMBER OF DIRECTORS. The number of directors of the Corporation shall be fixed pursuant to the Certificate.

         3.3      ELECTION AND REMOVAL OF DIRECTORS; QUORUM.


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        (a)       Directors shall be elected by a plurality of the votes cast at each Annual Meeting of Stockholders and each director so elected shall hold office until the next Annual Meeting of Stockholders and until such director's successor is duly elected and qualified, or until such director's earlier death, resignation or removal.

         (b) Any and all vacancies in the Board of Directors, however occurring, including, without limitation, by reason of an increase in the size of the Board of Directors, or the death, resignation, disqualification or removal of a director, shall be filled in the manner set forth in the Certificate.

         (c) Unless otherwise provided for by law or in the Certificate, any director (including persons elected by directors to fill vacancies in the Board of Directors) may be removed from office only by the affirmative vote of the holders of at least a majority of the votes represented by the shares then entitled to vote in the election of such director.

         (d) At any meeting of the Board of Directors, a majority of the number of directors then in office shall constitute a quorum for the transaction of business. However, if less than a quorum is present at a meeting, a majority of the directors present may adjourn the meeting from time to time, and the meeting may be held as adjourned without further notice, except that when any meeting of the Board of Directors, either regular of special, is adjourned for 30 days or more, notice of the adjourned meeting shall be give as in the case of the original meeting.

         3.4 MEETINGS OF DIRECTORS. Subject to the provisions of the Certificate, meetings of the Board of Directors shall be held at places within or without the State of Delaware and at times fixed by resolution of the Board of Directors, or upon call of the Chairman of the Board or the Chief Executive Officer and the Secretary of the Corporation or officer performing the Secretary's duties shall give not less than 24 hours' notice by letter, facsimile, telegraph or telephone (or in person) of all meetings of the Board of Directors, provided that notice need not be given of the annual meeting or of regular meetings held at times and places fixed by resolution of the Board of Directors. Subject to the provisions of the Certificate, meetings may be held at any time without notice if all of the directors are present, or if those not present waive notice in writing either before or after the meeting; provided, HOWEVER, that attendance at a meeting for the express purpose of objecting at the beginning of a meeting to the transaction of any business because the meeting is not lawfully convened shall not be considered a waiver of notice.

         3.5 NOMINATIONS. Nominations of candidates for election as directors of the Corporation at any annual meeting may be made by any holder of record (both as of the time notice of such nomination is given by the stockholder as set forth below and as of the record date for the annual meeting in question) of any shares of the capital stock of the Corporation entitled to vote at such annual meeting who complies with the timing, informational and other requirements set forth in this Section 3.5.

         Nominations, other than those made in the manner provided for in
Article V of the Certificate shall be made pursuant to timely notice in writing to the Secretary of the Corporation as set forth in this Section 3.5. A stockholder's notice shall be timely if delivered to, or mailed to


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and received by, the Corporation at its principal executive offices of the
Corporation (a) in the case of an annual meeting, not less than 75 days nor more than 105 days prior to the anniversary date of the immediately preceding annual meeting of stockholders; PROVIDED, HOWEVER, that in the event that the annual meeting is called for a date that is not within 30 days before or 60 days after such anniversary date, notice by the stockholder in order to be timely must be so received not later than the close of business on the 10th day following the day on which such notice of the date of the annual meeting was mailed or Public Announcement of the date of the annual meeting was made, whichever first occurs; and (b) in the case of a special meeting of stockholders called for the purpose of electing directors, not later than the close of business on the 10th day following the day on which such notice of the date of the special meeting was mailed or Public Announcement of the date of the special meeting was made, whichever first occurs.

         A stockholder's notice to the Secretary of the Corporation shall set forth as to each person whom the stockholder proposes to nominate for election or re-election as a director: (1) the name, age, business address and residence address of such person; (2) the principal occupation or employment of such person; (3) the class and number of shares of the capital stock of the Corporation which are beneficially owned by such person on the date of such stockholder notice; and (4) any other information relating to the person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. A stockholder's notice to the Secretary of the Corporation shall further set forth as to the stockholder giving such notice:
(1) the name and address, as they appear on the stock transfer books of the Corporation, of such stockholder and of the beneficial owners (if any) of the capital stock of the Corporation registered in such stockholder's name and the name and address of other stockholders known by such stockholder to be supporting such nominee(s); (2) the class and number of shares of the capital stock of the Corporation which are held of record, beneficially owned or represented by proxy by such stockholder and by any other stockholders known by such stockholder to be supporting such nominee(s) on the record date for the annual meeting in question (if such date shall then have been made publicly available) and on the date of such stockholder's notice; (3) a description of all arrangements or understandings between such stockholder and each nominee and any other person or persons (naming such person or persons) pursuant to which the nomination or nominations are to be made by such stockholder and (4) any other information relating to such stockholder that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of directors pursuant to
Section 14 of the Exchange Act and the rules and regulations promulgated thereunder. Such notice must be accompanied by a written consent of each proposed nominee to being named as a nominee and to serve as a director if elected.

         If the Board of Directors or a designated committee thereof determines that any stockholder nomination was not made in accordance with the terms of this Section 3.5 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.5 in any material respect, then such nomination shall not be considered at the annual meeting in question. If neither the Board of Directors nor such committee makes a determination as to whether a nomination was made in accordance with the provisions of this Section 3.5, the presiding officer of the annual meeting shall determine whether a nomination was made in accordance with such provisions. If the presiding officer determines that any


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stockholder nomination was not made in accordance with the terms of this Section
3.5 or that the information provided in a stockholder's notice does not satisfy the informational requirements of this Section 3.5 in any material respect, then such nomination shall not be considered at the annual meeting in question. If the Board of Directors, a designated committee thereof or the presiding officer determines that a nomination was made in accordance with the terms of this
Section 3.5, the presiding officer shall so declare at the annual meeting and ballots shall be provided for use at the meeting with respect to such nominee.

         Notwithstanding anything to the contrary in the second paragraph of this Section 3.5, in the event that the number of directors to be elected to the Board of Directors is increased and there is no Public Announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least 90 days prior to the Anniversary Date, a stockholder's notice required by this Section 3.5 shall also be considered timely, but only with respect to nominees for any new positions created by such increase, if such notice shall be delivered to, or mailed to and received by, the Corporation at its principal executive office not later than the close of business on the 10th day following the day on which such Public Announcement is first made by the Corporation.

         No person shall be elected by the stockholders as a director of the Corporation unless nominated in accordance with the procedures set forth in this
Section 3.5. Election of directors at an annual meeting need not be by written ballot, unless otherwise provided by the Board of Directors or presiding officer at such annual meeting. If written ballots are to be used, ballots bearing the names of all the persons who have been nominated for election as directors at the annual meeting in accordance with clause (a) of the first sentence of this
Section 3.5 or the procedures set forth in this Section 3.5 shall be provided for use at the annual meeting.

         3.6      VOTING.

         (a) The action of the majority of the directors present at a meeting at which a quorum is present shall be the action of the Board of Directors, unless a larger vote is required for such action by the Certificate, these Bylaws or by law.

         (b) Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing. Such written consent shall be filed with the records of the meetings of the Board of Directors and shall be treated for all purposes as a vote at a meeting of the Board of Directors.

         3.7 MANNER OF PARTICIPATION. Directors may participate in meetings of the Board of Directors by means of conference telephone or similar communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting for purposes of these Bylaws.

         3.8 COMPENSATION. By resolution of the Board of Directors, directors may be allowed a fee and expenses for attendance at all meetings, but nothing herein shall preclude


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directors from serving the Corporation in other capacities and receiving compensation for such other services.

                                   ARTICLE IV

                                   COMMITTEES

         In addition to such committees as may be established by the Certificate and subject to the provisions of the Certificate, the Board of Directors may, by resolution duly adopted, establish one or more standing or special committees of the Board of Directors as it may deem advisable, and the members, terms and authority of such committees shall be set forth in the resolutions establishing the same.

                                    ARTICLE V

                                    OFFICERS

         5.1 ELECTION OF OFFICERS; TERMS. Subject to the provisions of the Certificate, the officers of the Corporation shall be elected by the Board of Directors and shall include a Chief Executive Officer, a President, one or more Vice Presidents, a Secretary and a Treasurer or a Chief Financial Officer. Other officers, including Chairman of the Board, Executive Vice Presidents and Senior Vice Presidents, may be elected by the Board of Directors, and assistant and subordinate officers may from time to time be elected by the Board of Directors. Subject to the provisions of the Certificate, all officers shall hold office until the next annual meeting of the Board of Directors and until their successors are duly elected and qualified or until such officers' earlier death, resignation or removal. The Chairman of the Board shall be chosen from among the directors. Any two officers may be combined in the same person as the Board of Directors may determine.

         5.2 REMOVAL OF OFFICERS; VACANCIES. Subject to the provisions of the Certificate, any officer of the Corporation may be removed with or without cause, at any time, by the Board of Directors. Vacancies shall be filled by the Board of Directors.

         5.3 DUTIES. The officers of the Corporation shall have such duties as generally pertain to their offices, respectively, as well as such powers and duties as are prescribed by law or are hereinafter provided or as from time to time shall be conferred by the Board of Directors or as provided in the Certificate. The Board of Directors may require any officer to give such bond for the faithful performance of his or her other duties as the Board of Directors may see fit.

         5.4 DUTIES OF THE CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if there be one, shall preside at all meetings of the stockholders and of the Board of Directors. The Chairman of the Board of Directors shall also perform such other duties and may exercise such other powers as from time to time may be assigned to him or her by these Bylaws or by the Board of Directors.

         5.5 DUTIES OF THE CHIEF EXECUTIVE OFFICER. The Chief Executive Officer of the Corporation shall be responsible for the execution of the policies of the Board of Directors, shall serve as the Chairman of the Executive Committee (if one is established) and


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shall have direct supervision over the business of the Corporation and its several officers, subject to the ultimate authority of the Board of Directors. He or she shall be a director, and, except as otherwise provided in these Bylaws or in the resolutions establishing such committees or as provided in the Certificate, he or she shall be EX OFFICIO a member of all committees of the Board of Directors. He or she may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he or she shall perform all duties incident to the office of the Chief Executive Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors.

         5.6 DUTIES OF THE PRESIDENT. Unless the Board of Directors, by resolution duly adopted, designates some other person to serve as the Chief Operating Officer of the Corporation, the President shall serve as Chief Operating Officer and shall have direct supervision over the business of the Corporation and its several officers, subject to the authority of the Board of Directors and the Chairman of the Board, and shall consult with and report to the aforementioned officer. The President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments, except in cases where the signing and the execution thereof shall be expressly delegated by the Board of Directors or by these Bylaws to some other officer or agent of the Corporation or shall be required by law otherwise to be signed or executed. In addition, he or she shall perform all duties incident to the office of the President and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

         5.7 DUTIES OF THE VICE PRESIDENTS. Each Vice President, if any, shall have such powers and duties as may from time to time be assigned to him or her by the Chairman of the Board or the Board of Directors. When there shall be more than one Vice President of the Corporation, the Board of Directors may from time to time designate one of them to perform the duties of the President in the absence of the President. Any Vice President may sign and execute in the name of the Corporation deeds, mortgages, bonds, contracts or other instruments authorized by the Board of Directors, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chairman of the Board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

         5.8 DUTIES OF THE TREASURER OR CHIEF FINANCIAL OFFICER. The Treasurer or Chief Financial Officer shall have charge and custody of and be responsible for all funds and securities of the Corporation, and shall cause all such funds and securities to be deposited in such banks and depositories as shall be designated by the Board of Directors. He or she shall be responsible
(i) for maintaining adequate financial accounts and records in accordance with generally accepted accounting practices, (ii) for the preparation of appropriate operating budgets and financial statements, (iii) for the preparation and filing of all tax returns required by law and (iv) for the performance of all duties incident to the office of Treasurer of Chief Financial Officer and such other duties as from time to time may be assigned to him or her by the Board of Directors, the Audit Committee or the Chairman of the Board. The Treasurer or Chief Financial Officer may sign and execute in the name of the Corporation share certificates, deeds, mortgages, bonds, contracts or other instruments, except where the signing and execution of such documents shall be expressly delegated by the Board of Directors or the Chairman of the Board to some other officer or agent of the Corporation or shall be required by law or otherwise to be signed or executed.

         5.9 DUTIES OF THE SECRETARY. The Secretary shall act as secretary of all meetings of the Board of Directors, all committees of the Board of Directors and stockholders of the Corporation. He or she shall (i) keep and preserve the minutes of all such meetings in permanent books, (ii) ensure that all notices required to be given by the Corporation are duly given and served,
(iii) have custody of the seal of the Corporation and shall affix the seal or cause it to be affixed to all share certificates of the Corporation and to all documents the execution of which on behalf of the Corporation under its corporate seal is duly authorized in accordance with law or the provisions of these Bylaws, (iv) have custody of all deeds, leases, contracts and other important corporate documents, (v) have charge of the books, records and papers of the Corporation relating to its organization and management as a Corporation,
(vi) see that all reports, statements and other documents required by law (except tax returns) are properly filed and (vii) in general, perform all duties incident to the office of Secretary and such other duties as from time to time may be assigned to him or her by the Board of Directors or the Chairman of the Board.

                                   ARTICLE VI

                                  CAPITAL STOCK

         6.1 CERTIFICATES. Each stockholder shall be entitled to a certificate of the capital stock of the Corporation in such form as may from time to time be prescribed by the Board of Directors. Such certificate shall be signed by the Chairman of the Board; the President or a Vice President and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary. The Corporation seal and the signatures by the Corporation's officers, the transfer agent or the registrar may be facsimiles. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, the certificate may be issued by the Corporation with the same effect as if he or she were such officer, transfer agent or registrar at the time of its issue. Every certificate for shares of stock which are subject to a restriction on transfer and every certificate issued when the Corporation is authorized to issue more than one class or series of stock shall contain such legend with respect thereto as is required by law.

         6.2 LOST, DESTROYED AND MUTILATED CERTIFICATES. Holders of the shares of the Corporation shall immediately notify the Corporation of any loss, destruction or mutilation of the certificate therefor, and the Board of Directors may in its discretion cause one or more new certificates for the same number of shares in the aggregate to be issued to such stockholder upon the surrender of the mutilated certificate or upon satisfactory proof of such loss or destruction, and the deposit of a bond in such form and amount and with such surety as the Board of Directors may require.

         6.3 TRANSFER OF STOCK. The stock of the Corporation shall be transferable or assignable only on the stock transfer books of the Corporation by the holder in person or by attorney on surrender of the certificate for such shares duly endorsed and, if sought to be transferred by attorney, accompanied by a written power of attorney to have the same transferred on the stock transfer books of the Corporation. The Corporation will recognize, however, the exclusive right of the person registered on its stock transfer books as the owner of shares to receive dividends and to vote as such owner.

         6.4      FIXING RECORD DATE.


                  (a) In order that the Corporation may determine the stockholders entitled to notice of or to vote at any meeting of the stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of the stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of the stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.


                  (b) In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the Board of Directors is required by applicable law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of the stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by applicable law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

                                   ARTICLE VII

                                 INDEMNIFICATION

         7.1 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDING OTHER THAN THOSE BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 7.3 of this
Article VII, the Corporation shall indemnify to the fullest extent authorized or permitted by law, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director or officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding.

         7.2 POWER TO INDEMNIFY IN ACTIONS, SUITS OR PROCEEDING BY OR IN THE RIGHT OF THE CORPORATION. Subject to Section 7.3 of this Article VII, the Corporation shall indemnify to the fullest extent authorized or permitted by law, as now or hereafter in effect, any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that such person is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action or suit; except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Court of Chancery of the State of Delaware or the court in which such action or suit was brought shall deter mine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery of the State of Delaware or such other court shall deem proper.

         7.3 AUTHORIZATION OF INDEMNIFICATION. Any indemnification under this Article VII (unless ordered by a court) shall be made by the Corporation only as authorized in the specific case upon a determination that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standard of conduct set forth in
Section 145 of the DGCL. Such determination shall be made (i) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (ii) by a committee of such directors designated by a majority vote of such directors, even though less than a quorum, or (iii) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion or (iv) by the stockholders.. To the extent, however, that a director or officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding described above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith, without the necessity of authorization in the specific case.

         7.4 INDEMNIFICATION BY A COURT. Notwithstanding any contrary determination in the specific case under Section 7.3 of this Article VII, and notwithstanding the absence of any determination thereunder, any director or officer may apply to the Court of Chancery of the State of Delaware or any other court of competent jurisdiction in the State of Delaware for indemnification to the extent otherwise permissible under Sections 7.1 and 7.2 of this Article VII. The basis of such indemnification by a court shall be a determination by such court that indemnification of the director or officer is proper in the circumstances because such person has met the applicable standards of conduct set forth in Section 145 of the DGCL. Neither a contrary determination in the specific case under Section 7.3 of this Article VII nor the absence of any determination thereunder shall be a defense to such application or create a presumption that the director or officer seeking indemnification has not met any applicable standard of conduct. Notice of any application for indemnification pursuant to this Section 7.4 shall be given to the Corporation promptly upon the filing of such application. If successful, in whole or in part, the director or officer seeking indemnification shall also be entitled to be paid the expense of prosecuting such application.

         7.5 EXPENSES PAYABLE IN ADVANCE. The Corporation shall advance all expenses incurred by a director or officer in defending or investigating a threatened or pending action, suit or proceeding within 10 days after the receipt by the Corporation of a written statement from such director or officer requesting such advance or advances from time to time, whether prior to or after final disposition of such action, suit or proceeding. Such statement or statements shall reasonably evidence the expenses incurred by such director or officer and shall be preceded or accompanied by an undertaking by or on behalf of such director or officer to repay any expenses so advanced if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation as authorized in this Article VII against such expenses.

         7.6 NON-EXCLUSIVITY OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by or granted pursuant to this Article VII shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under the Certificate of Incorporation or any Bylaw, agreement, contract, vote of stockholders or disinterested directors or pursuant to the direction (howsoever embodied) of any court of competent jurisdiction or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office, it being the policy of the Corporation that indemnification of the persons specified in Section 7.1 and 7.2 of this Article VII shall be made to the fullest extent permitted by law. The provisions of this Article VII shall not be deemed to preclude the indemnification of any person who is not specified in Section 7.1 or 7.2 of this
Article VII but whom the Corporation has the power or obligation to indemnify under the provisions of the DGCL, or otherwise.

         7.7 INSURANCE. The Corporation may purchase and maintain insurance on behalf of any person who is or was a director or officer of the Corporation, or is or was a director or officer of the Corporation serving at the request of the Corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power or the obligation to indemnify such person against such liability under the provisions of this Article VII.

         7.8 CERTAIN DEFINITIONS. For purposes of this Article VII, references to "the Corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors or officers, so that any person who is or was a director or officer of such constituent corporation, or is or was a director or officer of such constituent corporation serving at the request of such constituent corporation as a director, officer, partner, trustee, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, shall stand in the same position under the provisions of this
Article VII with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued. For purposes of this Article VII, references to "fines" shall include any excise taxes assessed on a person with respect to an employee benefit plan; and references to "serving at the request of the Corporation" shall include any service as a director, officer, employee or agent of the Corporation which imposes duties on, or involves services by, such director or officer with respect to an employee benefit plan, its participants or beneficiaries.

         7.9 SURVIVAL OF INDEMNIFICATION AND ADVANCEMENT OF EXPENSES. The indemnification and advancement of expenses provided by, or granted pursuant to, this Article VII shall continue as to a person who has ceased to be a director or officer and shall inure to the benefit of the heirs, executors and administrators of such a person.

         7.10 LIMITATIONS OF INDEMNIFICATION. Notwithstanding anything contained in this Article VII to the contrary, except for proceedings to enforce rights to indemnification (which shall be governed by Section 7.4 hereof), the Corporation shall not be obligated to indemnify any director or officer (or his or her heirs, executors or personal or legal representatives) or advance expenses in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by the Board of Directors of the Corporation.

         7.11 INDEMNIFICATION OF EMPLOYEES AND AGENTS. The Corporation may, to the extent authorized from time to time by the Board of Directors, provide rights to indemnification and to the advancement of expenses to employees and agents of the Corporation similar to those conferred in this Article VII on directors and officers of the Corporation.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

         8.1 SEAL. The seal of the Corporation shall consist of a flat-faced circular die, of which there may be any number of counterparts, on which there shall be engraved the word "Seal" and the name of the Corporation.

         8.2 FISCAL YEAR. The fiscal year of the Corporation shall end on such date and shall consist of such accounting periods as may be fixed by the Board of Directors.

         8.3 CHECKS, NOTES AND DRAFTS. Checks, notes, drafts and other orders for the payment of money shall be signed by such persons as the Board of Directors from time to time may authorize. When the Board of Directors so authorizes, however, the signature of any such person may be a facsimile.

         8.4      AMENDMENT OF BYLAWS.

                 (a) AMENDMENT BY DIRECTORS. Except as provided otherwise by law or the Certificate, these Bylaws may be amended or repealed by the Board of Directors by the affirmative vote of a majority of the directors then in office.

                  (b) AMENDMENT BY STOCKHOLDERS. These Bylaws may be amended or repealed at any annual meeting of stockholders, or special meeting of stockholders called for such purpose, by the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on such amendment or repeal, voting together as a single class.

         8.5 VOTING OF STOCK HELD. Unless otherwise provided by resolution of the Board of Directors or of the Executive Committee, if any, the Chief Executive Officer may from time to time appoint an attorney or attorneys or agent or agents of the corporation, in the name and on behalf of the Corporation, to cast the vote that the Corporation may be entitled to cast as a stockholder or otherwise in any other corporation, any of whose securities may be held by the Corporation, at meetings of the holders of the shares or other securities of such other corporation, or to consent in writing to any action by any such other corporation; and the Chief Executive Officer shall instruct the person or persons so appointed as to the manner of casting such votes or giving such consent and may execute or cause to be executed on behalf of the Corporation, and under its corporate seal or otherwise, such written proxies, consents, waivers or other instruments as may be necessary or proper in the premises. In lieu of such appointment, the Chief Executive Officer may himself or herself attend any meetings of the holders of shares or other securities of any such other corporation and there vote or exercise any or all power of the Corporation as the holder of such shares or other securities of such other corporation.

                                                                       EXHIBIT C


                           FORM OF AFFILIATE AGREEMENT



Wyndham International, Inc.
1950 Stemmons Freeway, Suite 6001
Dallas, Texas  75207

Ladies and Gentlemen:

                  The undersigned has been advised that as of the date of this letter [s]he may be deemed to be an "affiliate" of Wyndham International, Inc., a Delaware corporation (the "COMPANY"), as the term "affiliate" is defined for purposes of paragraphs (c) and (d) of Rule 145 of the rules and regulations (the "RULES AND REGULATIONS") of the Securities and Exchange Commission (the "COMMISSION") under the Securities Act of 1933, as amended (the "ACT"). Pursuant to the terms of the Recapitalization and Merger Agreement (the "RECAPITALIZATION AGREEMENT"), dated as of April 14, 2005, by and among the Company, WI Merger Sub, Inc., a wholly-owned subsidiary of the Company ("NEWCO"), Apollo Investment Fund IV, L.P., Apollo Real Estate Investment Fund IV, L.P., AIF/THL PAH LLC, Beacon Capital Partners Voting Trust, Thomas H. Lee Equity Fund IV, L.P., Thomas
H. Lee Foreign Fund IV, L.P. and Thomas H. Lee Foreign Fund IV-B, L.P., Newco will be merged with and into the Company (the "MERGER").

                  As a result of the Merger, the undersigned will receive shares of common stock, par value $0.01 per share, of the Company (the "NEW COMMON STOCK"), in exchange for all shares of capital stock of the Company owned by the undersigned immediately prior to the effective time of the Merger.

                  The undersigned hereby represents and warrants to, and covenants with, the Company that in the event that it receives any New Common Stock as a result of the Merger:

                  A. The undersigned shall not make any sale, transfer or other disposition of the New Common Stock in violation of the Act or the Rules and Regulations.

                  B. The undersigned has carefully read this letter and the Recapitalization Agreement and discussed the requirements of these documents and other applicable limitations upon the undersigned's ability to sell, transfer or otherwise dispose of the New Common Stock, to the extent the undersigned deemed necessary, with his or her counsel or counsel for the Company.

                  C. The undersigned has been advised that any issuance of New Common Stock to him or her pursuant to the Merger will be registered with the Commission under the Act on a registration statement on Form S-4. However, the undersigned has also been advised that, since at the time the Merger will be submitted for a vote of the stockholders of the Company, (1) the undersigned may be deemed to be an affiliate of the Company and (2) the undersigned may not sell, transfer or otherwise dispose of any New Common Stock issued to it in the Merger unless (a) such sale, transfer or other disposition is registered under the Act, (b) such sale, transfer or other disposition is made in conformity with Rule 145 (as that rule may be hereafter amended) promulgated by the Commission under the Act, or (c) the Company receives either an opinion of counsel reasonably acceptable to the Company, or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that such sale, transfer or other disposition is otherwise exempt from registration under the Act.

                  D. The undersigned also understands that the Company is under no obligation to register the sale, transfer or other disposition of the shares of New Common Stock by the undersigned or on his or her behalf under the Act or to take any other action necessary in order to comply with any available exemption from the registration requirements of the Act. The undersigned also understands that stop transfer instructions will be given to the Company's transfer agent with respect to the New Common Stock and that there will be placed on the certificates for the New Common Stock issued to the undersigned, or any substitutions therefor, a legend stating in substance:

                "THE SHARES REPRESENTED BY THIS CERTIFICATE WERE ISSUED IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), APPLIES, AND MAY ONLY BE SOLD OR OTHERWISE TRANSFERRED IN COMPLIANCE WITH THE REQUIREMENTS OF RULE 145 OR PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

                  F. The undersigned also understands that unless the transfer by it of New Common Stock has been registered under the Act or is a sale made in conformity with the provisions of Rule 145, the Company reserves the right to place the following legend on the certificates issued to the undersigned's transferee:

                "THE SALE OF THE SHARES REPRESENTED BY THIS CERTIFICATE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND SUCH SHARES WERE ACQUIRED FROM A PERSON WHO RECEIVED THESE SHARES IN A TRANSACTION TO WHICH RULE 145 PROMULGATED UNDER THE ACT APPLIES. THE SHARES HAVE BEEN ACQUIRED BY THE HOLDER NOT WITH A VIEW TO, OR FOR RESALE IN CONNECTION WITH, ANY DISTRIBUTION THEREOF WITHIN THE MEANING OF THE ACT, AND MAY NOT BE SOLD, PLEDGED OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO A REGISTRATION STATEMENT UNDER THAT ACT OR IN ACCORDANCE WITH AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE ACT."

                  G. Execution of this letter shall not be considered an admission on the part of the undersigned that he or she is an "affiliate" of the Company as described in the first paragraph of this letter, nor as a waiver of any rights the undersigned may have to object to any claim that he or she is such an affiliation or after the date of this letter.

                  It is understood and agreed that the legends set forth in paragraphs D and E above shall be removed by delivery of substitute certificates without any legend if either of these legends are not required for purposes of the Act or this letter. It is understood and agreed that these legends and the stop transfer orders referred to above will be removed if (i) evidence or representations satisfactory to the Company that the New Common Stock represented by the certificates are being or have been sold in a transaction made in conformity with the provisions of Rule 145(d) (as that rule may be hereafter amended), (ii) one year shall have elapsed from the date the undersigned acquired the New Common Stock in the Merger and the provisions of Rule 145(d)(2) are then available to the undersigned, (iii) two years shall have elapsed from the date the undersigned acquired the New Common Stock in the Merger and the provisions of Rule 145(d)(3) are then available to the undersigned, or (iv) the Company has received either an opinion of counsel reasonably acceptable to the Company or a "no action" letter obtained by the undersigned from the staff of the Commission, to the effect that the restrictions imposed by Rule 145 under the Act no longer apply to the undersigned.


                                                 _______________________________
                                                 Name:


Accepted this ___ day of

April, 2005 by

WYNDHAM INTERNATIONAL, INC.

By:      _________________________
         Name:
         Title:



                                       3